Exhibit 10.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CHARGE ENTERPRISE, INC. Debtor.	) ) ) ) ) ) )	Chapter 11 Case No. 24-10349 (TMH)

INTERIM ORDER PURSUANT TO
SECTIONS 105, 361, 362, 363, AND 364 OF THE BANKRUPTCY
CODE AND RULES 2002, 4001, 6004 AND 9014 OF THE FEDERAL RULES
OF BANKRUPTCY PROCEDURE (A) AUTHORIZING THE DEBTOR TO (I) USE
CASH COLLATERAL, (II) OBTAIN SENIOR SECURED SUPERPRIORITY
POSTPETITION FINANCING AND GRANTING LIENS AND SUPERPRIORITY
ADMINISTRATIVE CLAIMS, AND (III) PROVIDE ADEQUATE PROTECTION,
(B) SCHEDULING A FINAL HEARING, AND (C) GRANTING RELATED RELIEF

Upon the motion, dated March 7, 2024 (the “Motion”) of Charge Enterprises, Inc., as debtor and debtor in possession (the “Debtor” or “Borrower”) in the above-captioned chapter 11 case (the “Chapter 11 Case”), for the entry of an order pursuant to sections 105, 361, 362, 363, and 364 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”) and rules 2002-1, 4001-2, 9006-1, and 9013-1 of the Local Rules of Bankruptcy Practice and Procedure for the District of Delaware (the “Local Rules”) (A) authorizing the Debtor to (I) use cash collateral, (II) obtain senior secured superpriority postpetition financing and granting liens and superpriority administrative expenses claims and, and (III) provide adequate protection, (B) scheduling interim and final hearings, and (C) granting related relief, the Debtor sought, among other things, the following relief:

(i)    the Court’s authorization, pursuant to sections 363 and 364(c)(1), (2), (3), and (d)(1) of the Bankruptcy Code, for the Debtor (in such capacity, the “DIP Borrower”) to obtain a senior secured superpriority debtor-in-possession financing facility (the “DIP Facility”) consisting of a multiple-draw senior secured priming term loan facility pursuant to the terms herein, the terms and conditions set forth in the term sheet attached hereto as Exhibit 1 (as may be amended, restated, supplemented or otherwise modified from time to time, in each case with the consent of the DIP Lender (as defined below), the “DIP Term Sheet”), and, if and when applicable in accordance with the DIP Term Sheet, a credit agreement governing the DIP Facility on the terms and conditions set forth in the DIP Term Sheet and as otherwise agreed to by the Debtor and DIP Secured Parties (as defined below) (the “DIP Credit Agreement” and, collectively with this order, this “Interim Order”, the Final Order (as defined below), the DIP Budget (as defined below), and all other agreements, documents, and instruments delivered or executed in connection therewith to the extent that the DIP Agent (as defined below) and the DIP Lenders determine there is a need for such other agreements, documents, and instruments, in each case as amended, restated, supplemented, or otherwise modified from time to time, the “DIP Loan Documents”) provided by AI Amped I, LLC (as successor and assignee, “Amped I”), as administrative agent and collateral agent (collectively, in such capacities, together with any successor administrative agents and collateral agents, the “DIP Agent”), and as a lender (in such capacity, together with any successors and assigns permitted under the DIP Loan Documents, the “DIP Lender” and, together with the DIP Agent, the “DIP Secured Parties”), which DIP Facility shall be available, subject to the terms and conditions set forth in this Interim Order and the other DIP Loan Documents, (1) during the period (the “Interim Period”) from the date hereof through and including the earlier to occur of (x) the date of entry of the Final Order by this Court and (y) the Termination Date (as defined below) in a single draw in an aggregate principal amount not to exceed $4,000,000 (the “Initial DIP Loan”) and (2) with the remaining amount to be drawn in subsequent draws upon or after entry of the Final Order (the “Subsequent DIP Loans”), in an aggregate principal amount not to exceed $10,000,000 (less the aggregate principal amount drawn with respect to the Initial DIP Loan), provided that the Borrower may not borrow less than $500,000 in any individual subsequent borrowing, and no Subsequent DIP Loan shall be requested or made within three (3) business days of a prior Subsequent DIP Loan (the Initial DIP Loan and each Subsequent DIP Loan, collectively, the “DIP Loans”);

(ii)    the Court’s authorization for the Debtor to execute, deliver, and perform, as applicable, under the DIP Term Sheet and all other DIP Loan Documents, and to perform such other and further acts as may be necessary or appropriate in connection therewith;

(iii)    the Court’s authorization for the Debtor to use proceeds of the DIP Loans solely in accordance with the budget and cash flow forecast prepared by the Debtor and annexed hereto as Exhibit 2 (as updated from time to time in accordance with the terms of the DIP Term Sheet and the other DIP Loan Documents, subject to the prior approval of the DIP Lender in its sole discretion, the “DIP Budget”), subject to the variances permitted under the DIP Term Sheet and as otherwise provided herein and in the other DIP Loan Documents;

(iv)    the Court’s authorization to grant to the DIP Agent, for the benefit of the DIP Secured Parties, in respect of the DIP Obligations (as defined below), a superpriority administrative claim pursuant to section 364(c)(1) of the Bankruptcy Code and first priority priming liens on and security interests in substantially all assets and property of the Debtor (now owned or hereafter acquired) pursuant to sections 364(c)(2), (c)(3), and (d)(1) of the Bankruptcy Code, in each case as and to the extent, set forth more fully below and in the DIP Loan Documents (including the DIP Term Sheet);

(v)    the Court’s authorization for the Debtor to use “cash collateral” as such term is defined in section 363 of the Bankruptcy Code in which the Prepetition Secured Parties (as defined below) or the DIP Secured Parties has an interest (the “Cash Collateral”) solely in accordance with the DIP Budget and the DIP Term Sheet, subject to the variances permitted under the DIP Term Sheet;

(vi)    the Court’s authorization to grant, as of the Petition Date, adequate protection for the benefit of the Prepetition Secured Parties, as set forth more fully below, including the Adequate Protection Superpriority Claim, Adequate Protection Liens, and Adequate Protection Payments (each as defined below), to the extent of and as compensation for any Diminution in Value (as defined below), the payment of fees and expenses of the Prepetition Agent (as defined below) and the Prepetition Secured Parties;

(vii)    the modification or waiver by the Court of the automatic stay imposed by section 362 of the Bankruptcy Code and any other applicable stay (including Bankruptcy Rule 6004) to the extent necessary to implement and effectuate the terms and provisions of the DIP Facility and this Interim Order and the other DIP Loan Documents, and to provide for the immediate effectiveness of this Interim Order;

(viii)    the scheduling by the Court of an interim hearing (the “Interim Hearing”) to consider entry of this Interim Order;

(ix)    the scheduling by the Court of a final hearing (the “Final Hearing”) to consider entry of an order (the “Final Order”) granting the relief requested in the Motion on a final basis and approving the form of notice with respect to the Final Hearing and the transactions contemplated by the Motion; and

(x)    approval of the Final Order.

The Court having considered the Motion, the terms of the DIP Facility and the DIP Loan Documents (including the DIP Term Sheet), the Declaration of Craig Harper-Denson in Support of Debtor’s Chapter 11 Petition and First Day Motions and Applications, the Karotkin Declaration, and the evidence submitted at the Interim Hearing held before this Court on March 8, 2024, to consider entry of this Interim Order; and it appearing that approval of the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtor pending the Final Hearing and is otherwise fair and reasonable and in the best interests of the Debtor, its creditors, and its estate, and essential for the continued operation of the Debtor’s business; and all objections, if any, to the entry of this Interim Order having been withdrawn, resolved, or overruled by the Court; and after due deliberation and consideration, and for good and sufficient cause appearing therefor:

THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A.    Petition Date. On March 7, 2024, (the “Petition Date”), the Debtor filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtor has continued in the management and operation of its business and property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Case.

B.    Jurisdiction and Venue. The Court has jurisdiction over this proceeding, pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference dated February 29, 2012, from the United States District Court for the District of Delaware. Consideration of the Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2), and the Court may enter a final order consistent with Article III of the United States Constitution. Venue for the Chapter 11 Case and the proceeding on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

C.    Committee Formation. As of the date hereof, no official committee of unsecured creditors has been appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code (a “Committee”).

D.    Notice. The Interim Hearing was held pursuant to Bankruptcy Rule 4001(b)(2) and (c)(2). Notice per the Local Rules of the Interim Hearing and the relief requested in the Motion has been provided to (a) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), (b) counsel to the Prepetition Secured Parties and DIP Secured Parties, (c) all other parties asserting a lien on or a security interest in the assets of the Debtor to the extent reasonably known to the Debtor, (d) the Office of the United States Attorney General for the State of Delaware, (e) the Internal Revenue Service, (f) those creditors holding the 30 largest unsecured claims against the Debtor’s estate (excluding insiders), (g) the Securities and Exchange Commission, and (h) all parties who have filed a notice of appearance and request for service of papers pursuant to Bankruptcy Rule 2002 (the “Notice Parties”). Under the circumstances, such notice of the Interim Hearing and the relief requested in the Motion is appropriate notice and complies with section 102(1) of the Bankruptcy Code, Bankruptcy Rules 2002 and 4001(b) and (c), and the Local Rules.

E.    Prepetition Indebtedness.

(i)    Prepetition Notes. The Borrower, as Issuer, is a party to the following:

(a)

that certain Securities Purchase Agreement dated as of May 8, 2020 (as amended, modified, supplemented, and restated prior to the date hereof, the “May 2020 SPA”) pursuant to which the Debtor (f/k/a GoIP Global, Inc.) agreed to issue, among other things, certain Original Issue Discount Senior Secured Convertible Promissory Notes due May 8, 2023 (the “May 2020 Convertible Notes”) to AI Amped II, LLC (as successor and assignee, “AI Amped II” and, collectively with AI Amped I and the Prepetition Agent (as defined below), the “Prepetition Secured Parties”) in the amounts and manner set forth in the May 2020 SPA;

(b)

that certain Securities Purchase Agreement dated as of November 3, 2020 (as amended, modified, supplemented, and restated prior to the date hereof, the “November SPA”) pursuant to which the Debtor (f/k/a Transworld Holdings, Inc.) agreed to issue, among other things, certain Original Issue Discount Senior Secured Convertible Promissory Notes due November 3, 2023 (the “November Notes”) to AI Amped II in the amounts and manner set forth in the November SPA;

(c)

that certain Securities Purchase Agreement dated as of May 19, 2021 (as amended, modified, supplemented, and restated prior to the date hereof, the “May 2021 SPA”) pursuant to which the Debtor issued that certain Original Issue Discount Senior Secured Non-Convertible Promissory Notes due November 19, 2023 (the “May 2021 Non-Convertible Notes”) to AI Amped I and Original Issue Discount Senior Secured Convertible Promissory Notes due May 19, 2024, to AI Amped II (the “May 2021 Convertible Notes” and, together with the May 2020 Convertible Notes and November Notes, the “Prepetition Convertible Notes”) in the amounts and manner set forth in the May 2021 SPA;

(d)

that certain Securities Purchase Agreement dated as of December 17, 2021 (as amended, modified, supplemented, and restated prior to the date hereof, the “December SPA,” and together with the May 2020 SPA, the November SPA, and the May 2021 SPA, the “Prepetition Securities Purchase Agreements”) pursuant to which the Debtor agreed to issue (1) certain Original Issue Discount Senior Secured Non-Convertible Promissory Notes due November 19, 2023, (the “December Non-Convertible Notes” and together with the May 2021 Non-Convertible Notes, the “Prepetition Non-Convertible Notes” and, collectively with the Convertible Notes, the “Prepetition Notes”) to AI Amped I and (2) 2,370,370 shares of Series C preferred stock and warrants to purchase the Debtor’s common stock in the amounts and manner set forth in the December SPA;

(e)	that certain Exchange Agreement dated as of June 30, 2022 (as amended, modified, supplemented, and restated prior to the date hereof, the “Prepetition Exchange Agreement”); and

(f)

that certain Security Agreement dated as of December 17, 2021 (as amended, modified, and supplemented from time to time, the “Security Agreement” and, together with the Prepetition Securities Purchase Agreements, Prepetition Exchange Agreement, the Prepetition Notes, and all other agreements, documents, and instruments executed or delivered in connection therewith, including, without limitation, all notes, guarantees, mortgages, Uniform Commercial Code financing statements, and fee letters, each as may be amended, restated, supplemented or otherwise modified prior to the Petition Date, collectively, the “Prepetition Notes Documents”) pursuant to which the Debtor and certain of its direct and indirect subsidiaries granted to AI Amped I (in its capacity as agent, the “Prepetition Agent”), on behalf of the Prepetition Secured Parties, a security interest in and lien (the “Prepetition Liens”) on all Prepetition Collateral (as defined below) to secure the prompt payment, performance, and discharge in full of all of the Debtor’s Prepetition Obligations (as defined below) under the Prepetition Notes Documents.

(ii)    Certain direct and indirect subsidiaries of the Debtor are guarantors under that certain Guaranty Agreement dated as of December 17, 2021, (as amended, modified, and supplemented from time to time) (collectively, the “Prepetition Notes Guarantors”) and have guaranteed as co-obligors the prompt payment of all outstanding amounts (including without limitation all costs and expenses, principal, premiums, and interest) owed to the Prepetition Secured Parties under the Prepetition Notes.

F.    Stipulations as to Prepetition Obligations. Without limiting the rights of any party in interest as and to the extent set forth in paragraph 11 hereof, after consultation with its attorneys, the Debtor permanently, immediately, and irrevocably acknowledges, represents, stipulates, and agrees with the provisions set forth in this paragraph F, the “Stipulations”:

(i)    Prepetition Obligations. As of the Petition Date, the Debtor is indebted and liable to the Prepetition Secured Parties under the Prepetition Notes Documents, without objection, defense, counterclaim, or offset of any kind, in the aggregate amount of not less than $51,000,000.00 with respect to the Prepetition Notes (on account of principal and certain accrued and unpaid prepetition interest, fees and damages), plus accrued and accruing (both before and after the Petition Date) and unpaid interest (including at the default rate), interest late fees, liquidated damages, other fees and expenses, and all other obligations under the Prepetition Notes Documents, including any and all attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the Prepetition Notes Documents (collectively, the “Prepetition Obligations”).

(ii)    Enforceability, Etc. of the Prepetition Obligations. The Prepetition Notes Documents and the Prepetition Obligations are (a) legal, valid, binding, and enforceable against the Debtor and (b) not subject to any contest, attack, objection, recoupment, defense, counterclaim, offset, subordination, re-characterization, avoidance, or other claim, cause of action, or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise.

(iii)    Validity, Perfection, and Priority of the Prepetition Liens. The Prepetition Liens granted by the Debtor under the Prepetition Notes Documents to the Prepetition Agent for the benefit of the Prepetition Secured Parties as security for the Prepetition Obligations encumber all Collateral (as defined in the Security Agreement), which includes substantially all assets of the Debtor, including but not limited to all personal property of the Debtor of every kind and nature, wherever located, including goods, instruments, documents, accounts, chattel paper, deposit accounts, letter-of-credit rights, commercial tort claims, securities and other investment property, intellectual property, computer software, intercompany obligations, general intangibles, supporting obligations and all proceeds thereof (collectively, the “Prepetition Collateral”). The Prepetition Liens on the Prepetition Collateral have been properly recorded and perfected under applicable law and are legal, valid, binding, enforceable, non-avoidable, and not subject to contest, avoidance, attack, offset, recharacterization, subordination, or other challenge of any kind or nature under the Bankruptcy Code, under applicable nonbankruptcy law, or otherwise, and were granted to or for the benefit of the Prepetition Secured Parties for fair consideration and reasonably equivalent value. As of the Petition Date, (a) the Prepetition Liens are senior in priority over any and all other liens on the Prepetition Collateral, subject only to any liens that were permitted under the Prepetition Securities Purchase Agreements, which, as of the Petition Date, were senior to the Prepetition Liens (solely to the extent any such Prepetition Permitted Liens were (i) valid, properly perfected, and non-avoidable as of the Petition Date or (ii) perfected after the Petition Date solely to the extent permitted by section 546(b) of the Bankruptcy Code), (b) the Prepetition Obligations constitute legal, valid, binding, and non-avoidable obligations of the Debtor enforceable in accordance with the terms of the Prepetition Notes Documents, (c) no offsets, recoupments, challenges, objections, defenses, claims, or counterclaims of any kind or nature to any of the Prepetition Liens or Prepetition Obligations exist, and no portion of the Prepetition Liens or Prepetition Obligations is subject to any challenge or defense including avoidance, disallowance, disgorgement, recharacterization, or subordination (equitable or otherwise) pursuant to the Bankruptcy Code or any other applicable law, and (d) the Debtor and its estate have no claims, objections, challenges, causes of action, and/or choses in action, including avoidance claims under Chapter 5 of the Bankruptcy Code or applicable state law equivalents or actions for recovery or disgorgement, against any of the Prepetition Secured Parties or any of its respective affiliates, agents, attorneys, advisors, professionals, officers, directors, and employees arising out of, based upon, or related to the Prepetition Notes Documents, (e) the Debtor has waived, discharged, and released any right to challenge any of the Prepetition Obligations, the priority of the Debtor’s obligations thereunder, and the validity, extent, perfection, and priority of the liens securing the Prepetition Obligations, and (f) the Prepetition Obligations constitute allowed, secured claims within the meaning of sections 502 and 506 of the Bankruptcy Code.

(iv)    Indemnity. The Prepetition Secured Parties and the DIP Secured Parties and their Related Parties (as defined below) have acted in good faith and without negligence, misconduct, or violation of public policy or law, in respect of all actions taken by them in connection with or related in any way to negotiating, implementing, documenting, or obtaining requisite approvals of the DIP Facility and the use of Cash Collateral, including in respect of the granting of the DIP Liens, the DIP Superpriority Claim, the Adequate Protection Liens, the Adequate Protection Superpriority Claim (each as defined below), and any of the other rights, privileges, remedies, and protections granted hereunder or under the DIP Loan Documents (including the DIP Term Sheet), any challenges or objections to the DIP Facility or the use of Cash Collateral, and all documents related to and all transactions contemplated by the foregoing. Accordingly, without limitation to any other right to indemnification (including any and all rights of the Prepetition Secured Parties to indemnification under the Prepetition Notes Documents), the DIP Secured Parties and, subject to paragraph 11 hereof, the Prepetition Secured Parties and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys, successors, predecessors, assignors, assignees, funds, and representatives, in each case solely in their capacities as such (collectively, the “Related Parties”) shall be and hereby are indemnified and held harmless by the Debtor in respect of any claim or liability incurred in respect thereof or in any way related thereto. No exception or defense in contract, law, or equity exists as to any obligation set forth, as the case may be, in this paragraph F(iv), in the Prepetition Notes Documents, or in the DIP Term Sheet, to indemnify and/or hold harmless any Prepetition Secured Party, DIP Secured Party, and any Related Party, as the case may be, and any such defenses are hereby waived.

(v)    No Control. None of the DIP Secured Parties or Prepetition Secured Parties are control persons or insiders of the Debtor or any of its affiliates by virtue of any of the actions taken with respect to, in connection with, related to, or arising from the DIP Facility, the DIP Loan Documents (including the DIP Term Sheet), and/or the Prepetition Notes Documents.

(vi)    No Claims, Causes of Action. As of the date hereof, there exist no claims or causes of action against any of the Prepetition Secured Parties, the DIP Secured Parties, or their Related Parties with respect to, in connection with, related to, or arising from the Prepetition Notes Documents and/or the DIP Loan Documents (including the DIP Term Sheet) that may be asserted by the Debtor or any other person or entity.

(vii)    Cash Collateral. Any and all of the Debtor’s cash, whether existing as of the Petition Date or thereafter, wherever located (including, without limitation, all cash or cash equivalents in the control of or on deposit or maintained by the Debtor in any account or accounts, any amounts generated by the sale or other disposition of Prepetition Collateral, and all income, proceeds, products, rents or profits of any Prepetition Collateral), constitutes Cash Collateral of the Prepetition Secured Parties.

(viii)    Default. The Debtor is in default under the Prepetition Notes Documents, including as a result of the Chapter 11 Case, and an event of default has occurred under the Prepetition Note Documents.

(ix)    Release. Effective as of the date of entry of this Interim Order, the Debtor and its estate hereby forever and irrevocably release and discharge all former, current and future (a) DIP Secured Parties, (b) Prepetition Secured Parties (subject to paragraph 11 hereof), (c) the Related Parties, (d) affiliates of the DIP Secured Parties and Prepetition Secured Parties, and (e) officers, employees, directors, agents, representatives, owners, members, partners, financial and other advisors and consultants, legal advisors, shareholders, managers, accountants, attorneys, investment committee members, sub advisors and predecessors and successors in interest of each of the DIP Secured Parties and Prepetition Secured Parties and each of their respective Affiliates, in each case acting in their respective capacities as such and for the avoidance of doubt excluding any former or current officers, directors, financial advisors and other consultants of the Debtor and Korr Acquisitions Group, Inc. (collectively, the “Releasees”) of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, arising prior to the Petition Date and arising out of, in connection with, or relating to the Prepetition Notes, the DIP Facility, the DIP Loan Documents (including the DIP Term Sheet), the Prepetition Notes Documents, and/or the transactions contemplated hereunder or thereunder including, without limitation, (x) any so-called “lender liability” or equitable subordination claims or defenses, (y) any and all claims and causes of action arising under the Bankruptcy Code, and (z) any and all claims and causes of action with respect to the validity, priority, perfection, or avoidability of the liens or claims of any of the Prepetition Secured Parties or the DIP Secured Parties, except to the extent any such claim, damage, loss, liability, or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Releasee’s actual fraud or willful misconduct; provided that nothing in this paragraph is intended to limit or release any commitments and obligations of any of the DIP Secured Parties under the DIP Term Sheet. The Debtor further waives and releases any defense, right of counterclaim, right of setoff or deduction to the payment of the Prepetition Secured Obligations and the DIP Obligations which the Debtor now has or may claim to have against the Releasees arising out of, connected with, or relating to any and all acts, omissions, or events occurring prior to the entry of this Interim Order by the Court.

(x)    Sale and Credit Bidding. The DIP Secured Parties and the Prepetition Secured Parties shall have the right to credit bid (independently or together) up to the full amount of the applicable outstanding Prepetition Obligations (including any Adequate Protection Superpriority Claims) and the DIP Obligations, in each case including, without limitation, any accrued interest and fees, in a sale of any DIP Collateral or Prepetition Collateral, as applicable, and whether such sale is effectuated through sections 363 or 1129 of the Bankruptcy Code, or otherwise.

G.    Immediate Need for Postpetition Financing and Use of Cash Collateral. The Debtor has requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2). Good cause has been shown for entry of this Interim Order. An immediate need exists for the Debtor to use Cash Collateral on an interim basis and to obtain credit in an amount up to the Initial DIP Loan pursuant to this Interim Order and the DIP Term Sheet in order to, among other things, enable the orderly continuation of its operations and to administer and preserve the value of its estate. In the absence of the immediate availability of such funds and liquidity in accordance with the terms hereof, the ability of the Debtor to maintain business relationships with its vendors, suppliers, licensors, licensees, and customers, to retain and pay its employees and otherwise finance its operations, including to continue to operate as a going concern, would not be possible, and immediate and irreparable harm to the Debtor and its estate and creditors would occur. Thus, the ability of the Debtor to preserve and maintain the value of its assets and maximize returns for creditors requires the availability of working capital from the DIP Loans and the use of Cash Collateral.

H.    No Credit Available on More Favorable Terms. The Debtor has been unable to obtain on more favorable terms and conditions than those provided in this Interim Order, including for (a) adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, (b) credit for money borrowed with priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, (c) credit for money borrowed secured by a lien on property of the estate that is not otherwise subject to a lien, or (d) credit for money borrowed secured by a junior lien on property of the estate which is subject to a lien. The Debtor is unable to obtain credit for borrowed money without granting the DIP Liens and the DIP Superpriority Claim (as defined below) to (or for the benefit of) the DIP Secured Parties and without granting the adequate protection as set forth herein (in each case, subject to the Carve Out (as defined below)).

I.    Use of Cash Collateral and Proceeds of the DIP Facility, DIP Collateral, and Prepetition Collateral. The Debtor represents and stipulates that all of the Debtor’s cash, cash equivalents, negotiable instruments, investment property, and securities constitute Cash Collateral of the Prepetition Agent on behalf of the Prepetition Secured Parties and the DIP Agent on behalf of the DIP Secured Parties. All Cash Collateral, all proceeds of the Prepetition Collateral and the DIP Collateral (as defined below), including proceeds realized from any sale or disposition thereof, or from payment thereon, and all proceeds of the DIP Facility (net of any amounts used to pay fees, costs, and expenses payable under the DIP Facility pursuant to this Interim Order or the Final Order) shall be used or applied in accordance with the terms and conditions of this Interim Order, the DIP Budget (subject to variances permitted under the DIP Term Sheet), and the DIP Loan Documents (including the DIP Term Sheet) and for no other purpose.

J.    Adequate Protection for the Prepetition Secured Parties. The Prepetition Secured Parties have negotiated in good faith regarding the Debtor’s use of the Prepetition Collateral (including the Cash Collateral) to fund the administration of the Debtor’s estate and the continued operation of its business, in accordance with the terms hereof and the DIP Budget (subject to variances permitted under the DIP Term Sheet). The Prepetition Secured Parties have agreed to permit the Debtor to use the Prepetition Collateral, including the Cash Collateral, in accordance with the terms hereof and the DIP Budget (subject to variances permitted under the DIP Term Sheet) during the Interim Period subject to the terms and conditions set forth herein, including the protections afforded parties acting in “good faith” under section 364(e) of the Bankruptcy Code. The Prepetition Secured Parties are entitled to the adequate protection as and to the extent set forth herein pursuant to sections 361, 362, 363, and 364 of the Bankruptcy Code, subject to paragraph 11 hereof. Based on the Motion and on the record presented to the Court at the Interim Hearing, the terms of the proposed adequate protection arrangements and of the use of the Prepetition Collateral (including the Cash Collateral) are fair and reasonable, reflect the Debtor’s prudent exercise of business judgment and constitute reasonably equivalent value and fair consideration for the Prepetition Agent’s consent thereto; provided that nothing in this Interim Order shall (i) be construed as a consent by any Prepetition Secured Parties (a) that it would be adequately protected in the event debtor-in-possession financing is provided by a third party (i.e., other than the DIP Lender) or (b) to the terms of any other such financing, including the consent to any lien encumbering the Prepetition Collateral (whether senior or junior) or to the use of Cash Collateral (except under the terms hereof), or (ii) prejudice, limit, or otherwise impair the rights of the Prepetition Agent (for the benefit of the Prepetition Secured Parties) to seek new, different, or additional adequate protection under any circumstances. The Prepetition Secured Parties’ consent to the Debtor’s use of Cash Collateral and the granting of DIP Liens on the Prepetition Collateral is expressly conditioned upon entry of this Interim Order and does not and shall not constitute consent other than pursuant to this Interim Order and on the terms set forth herein.

K.    Sections 506(b) and 552; Marshaling. In light of and in exchange for (i) the DIP Secured Parties’ willingness to provide the DIP Facility to the extent set forth herein, (ii) the DIP Secured Parties’ agreement that their liens and superpriority claims shall be subject to the Carve Out, as set forth herein, (ii) the Prepetition Secured Parties’ agreement that their Prepetition Liens and claims, including any adequate protection liens and claims, shall be subject to the Carve Out, as set forth herein, (iii) the consensual use of Cash Collateral consistent with the DIP Budget and the terms of this Interim Order, and (iv) the DIP Secured Parties’ and the Prepetition Secured Parties’ agreement to the payment (in a manner consistent with the DIP Budget (subject to permitted variances as provided in the DIP Term Sheet) and subject to the terms and conditions of this Interim Order) of certain expenses of administration of this Chapter 11 Case, subject to and upon entry of the Final Order granting such relief, the DIP Secured Parties the Prepetition Secured Parties shall be entitled to a waiver of any “equities of the case” exception under section 552(b) of the Bankruptcy Code and a waiver of the provisions of section 506(c) of the Bankruptcy Code and of the equitable doctrine of marshaling and other similar doctrines upon entry of the Final Order.

L.    Extension of Financing. The DIP Secured Parties have indicated a willingness to provide financing to the Debtor in accordance with the DIP Loan Documents (including the DIP Term Sheet and the DIP Budget) and subject to (i) the entry of this Interim Order and the Final Order, (ii) approval of the terms and provisions of this Interim Order and the DIP Loan Documents (including the DIP Term Sheet), including the Milestones (as defined in the DIP Term Sheet) and the waivers set forth herein, and (iii) findings by this Court that such financing is essential to the Debtor’s estate, that the DIP Secured Parties are good faith financiers, and that the reversal or modification on appeal of the authorization hereunder for the Debtor to incur the debt under the DIP Facility, or the grant hereunder of the priority of the DIP Liens and the Adequate Protection Liens, does not affect the validity of such debt, or any priority of any such lien so granted as provided in section 364(e) of the Bankruptcy Code.

M.    Limitation of Liability. The Debtor stipulates and, subject to paragraph 11, this Court finds that in making decisions to advance loans to the Debtor, in administering any loans, in permitting the Debtor to use Cash Collateral, in accepting the DIP Budget, or in taking any other actions permitted by this Interim Order or the DIP Loan Documents (including the DIP Term Sheet), none of the DIP Secured Parties or Prepetition Secured Parties shall be deemed to be in control of the operations of the Debtor or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtor.

N.    Business Judgment and Good Faith Pursuant to Section 364(e).

(i)    The terms and conditions of the DIP Facility, and the fees paid and to be paid thereunder, are fair, reasonable, and the best available under the circumstances, reflect the Debtor’s exercise of prudent business judgment, and are supported by reasonably equivalent value and consideration;

(ii)    all obligations incurred, payments made, and transfers or grants of security set forth in this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet) by the Debtor are granted to or for the benefit of the DIP Secured Parties for fair consideration and reasonably equivalent value and are granted contemporaneously with the making of the loans and commitments and other financial accommodations secured thereby;

(iii)    the DIP Facility was negotiated in good faith and at arm’s length among the Debtor and the DIP Secured Parties; and

(iv)    the use of the proceeds to be extended under the DIP Facility will be so extended in good faith and for valid business purposes and uses, as a consequence of which the DIP Secured Parties are entitled to the protection and benefits of section 364(e) of the Bankruptcy Code.

O.    Relief Essential; Best Interest. The relief requested in the Motion (and provided in this Interim Order) is necessary, essential, and appropriate for the continued operation of the Debtor’s business and the management and preservation of the Debtor’s assets and property, and satisfies the requirements of Bankruptcy Rule 6003. It is in the best interest of the Debtor’s estate and consistent with the Debtor’s exercise of its fiduciary duties that the Debtor be allowed to enter into the DIP Facility, incur the DIP Obligations, grant the liens and claims contemplated herein and under the DIP Loan Documents (including the DIP Term Sheet) to the DIP Secured Parties and the Prepetition Secured Parties, and use Prepetition Collateral, including Cash Collateral, as contemplated herein.

P.    Findings Regarding Corporate Authority. The Debtor has all requisite corporate power and authority to enter into, ratify, and perform all of its obligations under the DIP Loan Documents (including the DIP Term Sheet) to which it is a party.

Q.    Immediate Entry. Sufficient cause exists for immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2).

NOW, THEREFORE, on the Motion of the Debtor and the record before this Court with respect to the Motion, including the record made during the Interim Hearing, and with the consent of the Debtor, the Prepetition Secured Parties, and the DIP Secured Parties, and good and sufficient cause appearing therefor,

IT IS ORDERED that:

1.    Motion Granted. The Motion is granted on an interim basis in accordance with the terms and conditions set forth in this Interim Order. Any objections to the Motion with respect to entry of this Interim Order, to the extent not withdrawn, waived or otherwise resolved, and all reservation of rights included therein, are hereby denied and overruled.

2.    DIP Facility.

(a)    DIP Obligations, Etc. The Debtor is expressly and immediately authorized and empowered to enter into the DIP Facility and to incur and to perform the DIP Obligations in accordance with and subject to this Interim Order (and, upon its entry, a Final Order) and the other DIP Loan Documents, to execute and deliver all DIP Loan Documents and all other related instruments, certificates, agreements, and documents, and to take all actions which may be reasonably required or otherwise necessary for the performance by the Debtor under the DIP Facility, including the creation and perfection of the DIP Liens described and provided for herein. The Debtor is hereby authorized and directed to pay all principal, interest, fees, expenses, indemnities, the OID/Upfront Fee (as defined in the DIP Term Sheet), Exit Fee (as defined in the DIP Term Sheet), the Make Whole Amount (as defined in the DIP Term Sheet), and other amounts described herein, in the DIP Term Sheet, and in the other DIP Loan Documents as such shall accrue and become due hereunder or thereunder, including, without limitation, the reasonable and documented fees and expenses of the attorneys and financial and other advisors and consultants of the DIP Agent and the DIP Lender subject to fee review procedures, as and to the extent provided for herein, in the DIP Term Sheet, and in the other DIP Loan Documents (collectively, all loans, advances, extensions of credit, financial accommodations, fees (which shall be fully earned and non-refundable upon entry of this Interim Order), expenses, and other liabilities and obligations (including indemnities and similar obligations) in respect of DIP Loans, the DIP Facility, the DIP Term Sheet, and the other DIP Loan Documents, including all “DIP Facility Obligations” under and as defined in the DIP Term Sheet, the “DIP Obligations”). The DIP Term Sheet, the other DIP Loan Documents, and all DIP Obligations shall represent, constitute, and evidence, as the case may be, valid and binding obligations of the Debtor, enforceable against the Debtor, its estate, and any successor thereto in accordance with their terms. All obligations incurred, payments made, and transfers or grants of security set forth in this Interim Order and in the other DIP Loan Documents by any DIP Loan Party are granted to or for the benefit of the DIP Secured Parties for fair consideration and reasonably equivalent value and are granted contemporaneously with the making of the loans and commitments and other financial accommodations secured thereby. No obligation, payment, transfer, or grant of security under the DIP Loan Documents (including the DIP Term Sheet) as approved under this Interim Order shall be voided, voidable, or recoverable under the Bankruptcy Code or under any applicable non-bankruptcy law, or subject to any defense, reduction, setoff, recoupment, or counterclaim. The term of the DIP Facility shall commence on the date of entry of this Interim Order and end on the Termination Date (as defined below), subject to the terms and conditions set forth herein and in the DIP Loan Documents (including the DIP Term Sheet).

(b)    Authorization to Borrow, Etc. In order to continue to operate its business, subject to the terms and conditions of this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet), the DIP Borrower is hereby authorized to borrow under the DIP Facility and incur DIP Obligations during the Interim Period.

(c)    Conditions Precedent. The DIP Lenders shall have no obligation to make any DIP Loans or any other financial accommodation hereunder or under the other DIP Loan Documents (including the DIP Term Sheet) (and the Debtor shall not make any request therefor) unless all conditions precedent to making DIP Loans under the DIP Term Sheet have been satisfied or waived in accordance with the terms of the DIP Term Sheet.

(d)    DIP Collateral. As used herein, “DIP Collateral” shall mean all assets, interests, rights, and property of any nature whatsoever of the Debtor, including, without limitation, all property in which the Debtor and its estate have an interest (whether tangible, intangible, real, personal or mixed), whether now owned or hereafter acquired and wherever located, before or after the Petition Date, including, without limitation, all accounts, proceeds of leases, inventory, equipment, equity interests or capital stock in subsidiaries, investment property, instruments, chattel paper, contracts, patents, copyrights, trademarks and other general intangibles, commercial litigation claims, cash, any investment of such cash, inventory, accounts receivable, including intercompany accounts (and all rights associated therewith), other rights to payment whether arising before or after the Petition Date, any deposit accounts, “core concentration accounts,” “cash collateral accounts” and the DIP Proceed Account (as defined below), and, in each case all amounts on deposit therein from time to time, the proceeds of all claims or causes of action, and all rents, products, offspring, profits, proceeds, and substitutions thereof (including, without limitation, all Prepetition Collateral and, subject to the entry of the Final DIP Order granting such relief, all claims or causes of action of the Borrower arising under sections 502(d), 542, 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code and any other avoidance or similar action under the Bankruptcy Code or similar state law avoidance actions under chapter 5 of the Bankruptcy Code).

(e)    DIP Liens. Effective immediately upon the entry of this Interim Order and subject to the Carve-Out, as set forth more fully in this Interim Order, the DIP Agent for the benefit of the DIP Secured Parties is hereby granted the following security interests and liens, which shall immediately be valid, binding, perfected, continuing, enforceable, and non-avoidable without the need for execution by the Borrower or the recordation or other filing by the DIP Secured Parties of security agreements, control agreements, pledge agreements, financing statements, or other similar documents or the possession or control by the DIP Secured Parties of any DIP Collateral (all liens and security interests granted to the DIP Agent for the benefit of the DIP Secured Parties pursuant to this Interim Order, any Final Order, and the DIP Term Sheet, the “DIP Liens”):

(i)

pursuant to section 364(c)(2) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully perfected first-priority liens on and security interests in all DIP Collateral that is not subject to any liens or encumbrances immediately prior to the Petition Date, including, without limitation, the DIP Proceeds Account (as defined in the DIP Term Sheet), subject only to the Carve Out; and

(ii)

pursuant to section 363(c)(3) and 364(d)(1) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully perfected first priority, priming liens on and security interests in all other DIP Collateral, which liens and security interests shall be subject only to (a) any valid, enforceable, perfected, and non-avoidable lien or security interest in favor of any person other than the Prepetition Secured Parties that was in existence immediately prior to the Petition Date or that is perfected as permitted by Section 546(b) of the Bankruptcy Code, in each case, with respect to any DIP Collateral comprised of Prepetition Collateral, solely to the extent such lien is senior to the Prepetition Liens (a “Permitted Encumbrance”) and (b) the Carve-Out, and senior to all other liens and encumbrances in respect of the DIP Collateral ((i) – (ii), collectively, the “DIP Liens”).

(f)    Other Provisions Relating to the DIP Liens. Effective immediately upon entry of this Interim Order, the DIP Liens shall secure all of the DIP Obligations, to the extent and subject to the priorities set forth herein, and such liens (and any superpriority claims and other senior liens, including adequate protection liens, granted hereunder) shall at all times have a higher priority and shall remain senior to the rights of the Debtor, any chapter 7 or chapter 11 trustee, and any secured, administrative priority, unsecured or other claims of any party in this Case under the Bankruptcy Code (except as (and solely to the extent) expressly provided herein), and the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Claims, and the Adequate Protection Liens granted herein shall not be made or become subject, junior, or subordinated to any “priming” or other liens, nor made pari passu with any other lien, security interest, or claim heretofore or hereafter granted under Bankruptcy Code section 364 or otherwise, in this Case (except as (and solely to the extent) expressly provided herein) or any Successor Case, including to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code, (ii) any lien or security interest existing on or arising on or after the Petition Date, including, without limitation, any lien or security interests granted in favor of any federal, state, municipal or other domestic or foreign governmental unit (including any regulatory body), commission, board or court for any liability of the Debtor, (iii) any intercompany or affiliate lien or claim; or (iv) any other lien, claim, or security interest under sections 361, 363, or 364 of the Bankruptcy Code or otherwise, in each case other than as (and solely to the extent) expressly set forth herein. The DIP Liens and the Adequate Protection Liens shall be valid and enforceable against any trustee appointed in the Chapter 11 Case, upon the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code or in any other proceedings related to any of the foregoing (such case or proceeding, a “Successor Case”), and/or upon the dismissal of the Chapter11 Case. Subject to and upon entry of the Final Order granting such relief, the DIP Liens and the Adequate Protection Liens shall not be subject to section 510 of the Bankruptcy Code, to the “equities of the case” exception of section 552 of the Bankruptcy Code, or to section 506(c) of the Bankruptcy Code, or sections 549, 550, or 551 of the Bankruptcy Code.

(g)    Superpriority Administrative Claim Status. The DIP Obligations shall, pursuant to section 364(c)(1) of the Bankruptcy Code, at all times constitute an allowed superpriority claim (the “DIP Superpriority Claim”) of the DIP Agent for the benefit of the DIP Secured Parties against the Debtor, and be payable from and have recourse to all assets and properties of the Debtor, with priority over any and all other administrative expenses, adequate protection claims, diminution in value claims, and all other claims asserted against the Debtor now existing or hereafter arising of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under any other provisions of the Bankruptcy Code, including sections 105, 326, 327, 328, 330, 331, 363, 364, 365, 503, 506(b), 506(c), 507(a), 507(b), 507(d), 546, 726, 1113, or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other nonconsensual lien, levy, or attachment, subject only to the Carve Out, which DIP Superpriority Claim shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered an administrative expense allowed under section 503(b) of the Bankruptcy Code and shall be payable from and have recourse to all pre- and postpetition assets and property, whether existing on the Petition Date or thereafter acquired, of the Debtor and all proceeds thereof. The DIP Superpriority Claim shall be subject only to the Carve-Out. Other than as expressly provided herein, including in paragraph 13 hereof with respect to the Carve-Out, no costs or expenses of administration, including, without limitation, professional fees allowed and payable under sections 328, 330, and 331 of the Bankruptcy Code, or otherwise, that have been or may be incurred in this proceeding or in any Successor Case and no priority claims are or will be senior to, prior to, or pari passu with the DIP Liens, the DIP Superpriority Claim, or any of the DIP Obligations or with any other claims of the DIP Secured Parties arising hereunder or under the DIP Loan Documents (including the DIP Term Sheet), or otherwise in connection with the DIP Facility.

(h)    Proceeds of DIP Loans. All proceeds of the DIP Loans shall be funded and held in the DIP Proceeds Account, in accordance with the terms of the DIP Loan Documents (including the DIP Term Sheet) and as otherwise agreed by the DIP Secured Parties, which DIP Proceeds Account shall be maintained as a segregated account by the Borrower as set forth in the DIP Loan Documents (including the DIP Term Sheet), and such account (and any funds therein) shall be subject to a first-priority senior security interest and lien in favor of the DIP Agent, and shall be subject to a deposit control agreement in favor of the DIP Agent.

(i)    Professional Fees and Expenses.

(I)    Subject to the Fee Review Procedures set forth in clause (II) below, the Debtor shall pay in cash and in full (x) on the Funding Date and (y) thereafter, from time to time, all reasonable and documented out of pocket fees, costs and expenses of the DIP Agent and the DIP Lenders (including, without limitation, fees and disbursements of counsel, including White & Case LLP and Richards, Layton & Finger, PA, financial and accounting advisors, and any other advisors) in connection with the Bankruptcy Case, including, without limitation (i) the negotiation, preparation, execution, and entry, as applicable, of the Restructuring Support Agreement, Plan Term Sheet, and this DIP Term Sheet, (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by DIP Agent, the Borrower or any other person) in any way relating to the Restructuring Support Agreement, Plan Term Sheet, or this DIP Term Sheet, and (iii) the enforcement of any rights and remedies under the DIP Term Sheet, including, without limitation, any accrued and unpaid fees, costs, and expenses of the DIP Agent and the DIP Lenders (including, without limitation, any fees and disbursements of counsel and any other advisors to the DIP Agent and to the DIP Lenders) prior to the Petition Date. Payment of any amounts set forth in this clause (i)(I) shall not be subject to disgorgement.

(II)    Professionals for the DIP Secured Parties (and professionals for the Prepetition Secured Parties) shall not be required to comply with the U.S. Trustee fee guidelines, however, any time that such professionals seek payment of fees and expenses from the Debtors prior to confirmation of a chapter 11 plan, each such professional shall provide summary copies of its invoices (including aggregate amounts of fees, costs and expenses, a general description of the nature of the matters worked on, and total amount of time on a per-professional basis), which are not required to contain time detail and which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information by email to counsel to the Debtor, the U.S. Trustee, and counsel to the Committee (if any) (collectively the “Fee Notice Parties”); provided, however, that the provision of such invoices shall not constitute a waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine or any other evidentiary privilege or protection recognized under applicable law; provided, further, that the U.S. Trustee reserves the right to seek additional information regarding such invoices and time entries of any such professional and/or to challenge any assertion of privilege with respect to the same. Any objections raised by any Fee Notice Party with respect to such invoices must be in writing and state with particularity the grounds therefor and must be submitted to the applicable professional within ten (10) calendar days after receipt (the “Review Period”). If no written objection is received by 11:59 p.m., prevailing Eastern Time, on the last date of the Review Period, the Debtors shall pay such invoices within three (3) business days. If an objection to a professional’s invoice is received within the Review Period, the Debtors shall promptly pay the undisputed amount of the invoice, regardless of whether the invoiced amount arose or was incurred before or after the Petition Date, and this Court shall have jurisdiction to determine the disputed portion of such invoice if the parties are unable to resolve the dispute consensually. No attorney or advisor to any DIP Secured Party or any Prepetition Secured Party shall be required to file an application seeking compensation for services or reimbursement of expenses with the Court.

3.    Authorization and Approval to Use Cash Collateral and Proceeds of DIP Facility. Subject to the terms and conditions of this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet) to the adequate protection granted to or for the benefit of the Prepetition Secured Parties as hereinafter set forth, the Debtor is authorized during the Interim Period (and not beyond) to (a) use the Cash Collateral and (b) request and use proceeds of the DIP Loans, in each case as set forth in the DIP Budget (subject to variances permitted under the DIP Loan Documents) and in accordance with this Interim Order the other DIP Loan Documents (including the DIP Term Sheet). Notwithstanding anything herein to the contrary, subject only to the Debtor’s rights under paragraph 22(b) hereof and the Carve-Out, the Debtor’s right to request or use proceeds of DIP Loans or to use Cash Collateral shall terminate on the Termination Date. Nothing in this Interim Order shall authorize the disposition of any assets of the Debtor or its estate or proceeds resulting therefrom outside the ordinary course of business except as expressly permitted herein and in the other DIP Loan Documents (including the DIP Term Sheet) (subject to any required Court approval).

4.    Adequate Protection for Prepetition Secured Parties. The Prepetition Secured Parties shall receive adequate protection of their interests in the Prepetition Collateral, including the Cash Collateral, in an amount equal to the aggregate diminution in the value of the Prepetition Secured Parties’ interests in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, if any, for any reason provided for under the Bankruptcy Code, including, without limitation, as a result of the use of Prepetition Collateral, including Cash Collateral, the priming of their interests in Prepetition Collateral by the DIP Facility and the Carve-Out, and the imposition or enforcement of the automatic stay (collectively, “Diminution in Value”). As adequate protection, the Prepetition Secured Parties will be granted the following, in each case subject to paragraph 11 hereof (provided that the Adequate Protection Liens, Adequate Protection Claims and Adequate Protection Payments provided herein shall be granted as and on the terms provided herein and shall remain unaffected absent any timely and successful Challenge in accordance with paragraph 11 hereof which is applicable thereto):

(a)    Adequate Protection Liens. Pursuant to sections 361, 363(e), and 364(d) of the Bankruptcy Code, effective as of the Petition Date and perfected without the need for execution by the Borrower or the recordation or other filing by the Prepetition Secured Parties of security agreements, control agreements, pledge agreements, financing statements, or other similar documents or the possession or control by the Prepetition Secured Parties of any DIP Collateral, the Prepetition Secured Parties, solely to the extent of any Diminution in Value, shall be granted valid, binding, continuing, enforceable, fully perfected replacement and additional liens on and security interests in (collectively, the “Adequate Protection Liens”) all DIP Collateral. The Adequate Protection Liens shall be junior only to the DIP Liens, the Carve-Out, and any Permitted Encumbrance, and senior to all other security interests in, liens on, or claims against the DIP Collateral. The Adequate Protection Liens shall be nonavoidable and shall not be subject to sections 510, 549, 550, or 551 of the Bankruptcy Code. The Adequate Protection Liens shall be enforceable against and binding upon the Borrower, its estate and any successors thereto, including, without limitation, any trustee or other estate representative appointed in any Successor Case.

(b)    Adequate Protection Superpriority Claim. To the extent of the aggregate Diminution in Value, the Prepetition Secured Parties shall be granted allowed superpriority administrative expense claims against the Borrower and its estate, as provided in section 507(b) of the Bankruptcy Code, immediately junior to the DIP Obligations and subject only to the Carve-Out, and with priority in payment over any and all other claims and administrative expense claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 552(b), 726, 1113, 1114, and any other provision of the Bankruptcy Code, and shall at all times be senior to the rights of the Borrower and any successor trustee or creditor in the Bankruptcy Case or any Successor Case (the “Adequate Protection Superpriority Claims”).

(c)    Adequate Protection Payments, Etc. As further adequate protection, from and after entry of this Interim Order, the Prepetition Agent (on behalf of the Prepetition Secured Parties) shall receive from the Debtor, (1) payment in cash, as and when due under the terms of the Prepetition Notes Documents, of all interest due under the Prepetition Notes Documents, calculated at the default rates under the Prepetition Notes Documents, and (2) (x) upon entry of the Interim Order, immediate cash payment of all accrued and unpaid fees and disbursements (including all reasonable and documented fees, out-of-pocket costs and expenses of legal, financial, and other advisory professionals of the Prepetition Secured Parties (including, without limitation, White & Case LLP and Richards Layton)) owing to the Prepetition Secured Parties under the Prepetition Notes Documents, whether incurred prior to or after the Petition Date and (y) thereafter, when due, all fees and other amounts (including all reasonable and documented legal and advisory fees, out-of-pocket costs and expenses of legal, financial, and other advisory professionals of the Prepetition Secured Parties (including, without limitation, White & Case LLP and Richards Layton)) owing to the Prepetition Secured Parties by the Debtor under the Prepetition Notes Documents, provided that payment of any fees and expenses of the Prepetition Secured Parties’ professionals incurred after entry of the Interim Order shall be subject to the notice and objection provisions of paragraph 26(ii).

5.    DIP Budget.

(a)    The DIP Budget attached hereto as Exhibit 2 constitutes an “Initial DIP Budget” under the DIP Tern Sheet. The Borrower will subsequently provide the DIP Agent with an updated budget every fourth Friday prior to the end of the DIP Budget Period (defined below) for the remaining weeks left under the Initial DIP Budget. The “DIP Budget Period” shall refer to period commencing on the date that the Interim DIP Order is entered and ending on the Outside Effective Date (as defined in the DIP Term Sheet). Each updated budget shall be subject to the approval of the DIP Lenders in their sole discretion (each such approved budget, a “Supplemental Approved DIP Budget” and together with the Initial DIP Budget, the “DIP Budget”); provided that until such time as the DIP Agent approves any updated budget, the Borrower shall be subject to and be governed by the terms of the Initial DIP Budget or such Supplemental Approved DIP Budget, as applicable, then in effect in accordance with the DIP Order. The DIP Budget may only be amended, supplemented, modified, restated, replaced, or extended in accordance with this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet). Any such amendment, supplement, modification, restatement, replacement, or extension in accordance with the DIP Term Sheet may be effected without further order of the Court. The DIP Budget is an integral part of this Interim Order and has been relied upon by the DIP Secured Parties to provide the DIP Facility and consent to this Interim Order.

(b)    Pursuant to the terms of the DIP Loan Documents (including the DIP Term Sheet), the Borrower shall provide to the DIP Agent a budget variance report (the “Budget Variance Report”) on the Friday of every other week during the DIP Budget Period, and the DIP Budget Variance Report shall set forth in reasonable detail actual receipts and disbursements of Borrower, together with a statement certifying compliance with the DIP Budget Covenant (as defined below) set forth below. The Borrower shall not permit or suffer to exist, a negative variance of 15% or more of total aggregate Operating Disbursements and Non-Operating Disbursements (each as reflected in the DIP Budget) in the aggregate from the amounts set forth in the DIP Budget (each, a “Permitted Variance”), tested on a cumulative rolling two (2) week basis (the “DIP Budget Covenant”). The Debtor shall operate in accordance with the DIP Budget and all disbursements of the Debtor shall be consistent with the provisions of the DIP Budget, subject in each case to any Permitted Variance provided herein and in the DIP Term Sheet.

(c)    The DIP Agent shall have no obligation to permit the use of proceeds of DIP Loans or Cash Collateral, and the Borrower shall have no authority to use proceeds of DIP Loans or Cash Collateral, other than in accordance with the DIP Budget, subject to the DIP Budget Covenant and as set forth in the DIP Order.

6.    Monitoring of Collateral. The Prepetition Secured Parties, the DIP Secured Parties, and their consultants and advisors shall be given reasonable access to the Debtor’s books, records, assets, and properties for purposes of monitoring the Debtor’s business and the value of the DIP Collateral, including view access to the DIP Proceeds Account, at the Debtor’s cost and expense, as provided in the DIP Term Sheet.

7.    Financial Reporting, Etc. Without limitation of the requirements of the DIP Term Sheet, the Debtor shall provide to the DIP Secured Parties and to the Prepetition Secured Parties (and, in each case, their consultants, advisors, and professionals) (a) all financial information required under the DIP Loan Documents (including the DIP Term Sheet) and (b) access upon reasonable notice and during regular business hours to the Debtor’s and its direct and indirect subsidiaries’ books and records, assets, and properties for purposes of monitoring its business and the value of the DIP Collateral. The Debtor shall also provide such reports and information required to be provided in the DIP Term Sheet and reasonably cooperate, discuss with, and provide to the DIP Secured Parties and the Prepetition Secured Parties (and, in each case, their professionals) all such information as may be reasonably requested. In addition, the Debtor hereby authorizes its accountants, attorneys, financial advisors, investment bankers, and consultants to cooperate, consult with, and provide to the DIP Secured Parties and the Prepetition Secured Parties (and, in each case, their consultants, advisors and professionals) all such information as may be reasonably requested with respect to the business, results of operations and financial condition of the Debtor consistent with the requirements set forth in the DIP Loan Documents (including the DIP Term Sheet).

8.    [Reserved.].

9.    Subordination of Intercompany, Affiliate Liens. All intercompany or affiliate liens of the Debtor, if any (other than any liens granted to the DIP Secured Parties), will be contractually subordinated to the DIP Liens and the Adequate Protection Liens granted pursuant to this Interim Order and under the DIP Term Sheet, on terms satisfactory to the DIP Lenders.

10.    DIP Lien and Adequate Protection Replacement Lien Perfection. Automatically upon entry of this Interim Order, the DIP Liens and the Adequate Protection Liens shall be deemed to be valid, binding, perfected, enforceable, non-avoidable, and effective by operation of law, and not subject to challenge as of the Petition Date, without the need of any further action of any kind. This Interim Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the DIP Liens and the Adequate Protection Liens without the necessity of filing or recording any financing statement, deed of trust, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens and the Adequate Protection Liens or to entitle the DIP Liens and the Adequate Protection Liens to the priorities granted herein. Notwithstanding the foregoing, the DIP Agent may, in its sole discretion, file such financing statements, deeds of trust, mortgages, security agreements, notices of liens, and other similar documents and is hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order to do so, and all such financing statements, deeds of trust, mortgages, security agreements, notices, and other agreements or documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the Chapter 11 Case. The Debtor shall execute and deliver to the DIP Agent all such financing statements, mortgages, security agreements, notices and other documents as the DIP Agent may reasonably request to evidence, confirm, validate, or perfect or to insure the contemplated priority of the DIP Liens and the Adequate Protection Liens, and the Debtor shall take all such further actions that may be required under any applicable law or that the DIP Secured Parties or Prepetition Secured Parties, as applicable, may reasonably request in order to grant, preserve, protect or perfect the DIP Liens and Adequate Protection Liens granted pursuant to this Interim Order. The DIP Agent, in its sole discretion, may file a photocopy of this Interim Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtor have real or personal property and, in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Interim Order. To the extent that the Prepetition Agent is the secured party under any account control agreements, listed as loss payee under any of the Debtor’s insurance policies or is the secured party under any loan document, financing statement, deed of trust, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction to create, validate, attach, perfect, or prioritize liens (any such instrument or document, a “Security Document”), then (i) such Prepetition Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the DIP Agent and the DIP Lender, and such Prepetition Secured Party shall comply with the instructions of the DIP Agent with respect to the exercise of such control and (ii) the DIP Agent is also hereby deemed to be the secured party under such account control agreements, loss payee under the Debtor’s insurance policies and the secured party under each such Security Document, and shall have all rights and powers attendant to that position (including, without limitation, rights of enforcement) and shall act in that capacity and distribute any proceeds recovered or received in accordance with the terms of this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet).

11.    Reservation of Certain Third-Party Rights and Bar of Challenges and Claims.

(a)    The Debtor’s stipulations, admissions, agreements, releases, and waivers contained in this Interim Order, including the Stipulations, are and shall be irrevocably binding upon the Debtor.

(b)    The Stipulations and all other admissions, agreements, releases, and waivers set forth in this Interim Order also are and shall be binding upon all other persons and entities (including any Committee), a chapter 7 trustee, and a chapter 11 trustee, and each of their respective successors in interest and assigns in all circumstances and for all purposes, unless, and solely to the extent that (i) such parties in interest (including any Committee) in each case with standing and requisite authority to do so (subject in all respects to any agreement or applicable law which may limit or affect such entity’s right or ability to do so) have timely filed the proper pleadings, and timely commenced the appropriate proceedings under the Bankruptcy Code and Bankruptcy Rules, including, without limitation, as required pursuant to Part VII of the Bankruptcy Rules (in each case subject to the limitations set forth below in this paragraph 11), (x) objecting to or challenging any of the Stipulations or (y) otherwise asserting or prosecuting any action against the Prepetition Secured Parties or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors, or employees in connection with or related to the matters covered by the Stipulations (each such proceeding or appropriate pleading commencing a proceeding or other contested matter, a “Challenge”), no later than seventy-five (75) calendar from the Petition Date for any party in interest with requisite standing (such period, the “Challenge Period” and the date that is the next calendar day after the termination of the Challenge Period shall be referred to as the “Challenge Period Termination Date”), as such date may be extended to any such party in interest by the Prepetition Agent and each applicable Prepetition Secured Party that is the subject of a Challenge or by any such later date as has been ordered by the Court for cause upon a motion filed and served within the Challenge Period (before giving effect to such extension) and (ii) the Court enters judgment in favor of the plaintiff or movant in any such timely and properly commenced Challenge proceeding, and any such judgment has become final and is not subject to any further review or appeal. The filing of a motion seeking standing to file a Challenge Action before the expiration of the Challenge Period, which attaches a draft complaint setting forth the legal and factual bases of the proposed Challenge Action, shall extend the Challenge Period with solely respect to that party (and solely with respect to the claims and causes of action asserted) until such motion is resolved or adjudicated by the Court. If the case converts to a Chapter 7, or if a Chapter 11 trustee is appointed, prior to the Challenge Period Termination Date, the Challenge Period Termination Date shall be extended for the Chapter 7 or Chapter 11 trustee to 20 days after their appointment. For the avoidance of doubt, any trustee appointed or elected in these Chapter 11 Cases shall, until the expiration of the period provided herein for asserting Challenges, and thereafter for the duration of any adversary proceeding or contested matter commenced pursuant to this paragraph (whether commenced by such trustee or commenced by any other party in interest on behalf of the Debtors’ estates), be deemed to be a party other than the Debtors and shall not, for purposes of such adversary proceeding or contested matter, be bound by the acknowledgments, admissions, confirmations and stipulations of the Debtors in this Interim Order, but shall be bound by such acknowledgments, admissions, confirmations and stipulations in this Interim Order as otherwise provided under this paragraph 11.

(c)    Any Challenge not asserted by the timely and proper filing of a pleading by a party in interest with the requisite standing and authority as contemplated herein prior to the Challenge Period Termination Date shall be deemed forever waived, released, and barred with respect to such party in interest. To the extent a party in interest with requisite standing and authority timely and properly commences a Challenge prior to the Challenge Period Termination Date, all claims, causes of action and other matters not specifically set forth in such Challenge shall be deemed forever waived, released, and barred with respect to such party in interest.

(d)    To the extent the Stipulations (or any of them) are (i) not subject to a Challenge timely and properly commenced prior to the Challenge Period Termination Date or (ii) subject to a Challenge timely and properly commenced prior to the Challenge Period Termination Date, to the extent any such Challenge does not result in a final and non-appealable judgment or order of the Court that is inconsistent with such Stipulations, then, in each case, without further notice, motion or application to, or order of, or hearing before this Court and without the need or requirement to file any proof of claim: (1) any and all such Challenges by any Committee or any other party in interest shall be deemed to be forever waived, released, and barred (including in any Successor Case), and the Prepetition Obligations shall be deemed to be an allowed secured claim within the meaning of sections 502 and 506 of the Bankruptcy Code for all purposes in connection with this Chapter 11 Case, and all of the Stipulations and all other waivers, releases, and affirmations set forth in this Interim Order (or any not properly and timely challenged) shall be in full force and effect and shall be binding, conclusive, and final on any person, entity, or party in interest, including any Committee, (in each case, and their successors and assigns) in the Chapter 11 Case and in any Successor Case for all purposes, without any further order of the Court, and shall not be subject to challenge or objection by the Committee or any other party in interest, including, without limitation, any other statutory committee, any trustee, responsible individual, examiner with expanded powers or other representative of the Debtor’s estate.

(e)    If any Challenge is timely and properly filed during the Challenge Period, the Stipulations and all other waivers, releases, and affirmations contained in this Interim Order shall nonetheless remain binding and preclusive, as provided in this paragraph 11, on all other parties in interest (including any Committee) and on any other person or entity, except for the plaintiff or movant timely and successfully asserting such Challenge, as set forth in a final, non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary herein, the right to commence any Challenge under this Interim Order is preserved only as against any particular Prepetition Obligation or against any Prepetition Secured Party to the extent such Challenge is commenced timely and properly prior to the Challenge Period Termination Date and, in respect of such Prepetition Obligation or Prepetition Secured Party, is otherwise waived as set forth in this paragraph 11.

(f)    All remedies or defenses of any party with respect to any Challenge are hereby preserved. Nothing in this Interim Order vests or confers on any person (as defined in the Bankruptcy Code), including any Committee (if any) appointed in this Chapter 11 Case, standing or authority to pursue any cause of action belonging to the Debtor or its estate, including, without limitation, any Challenges with respect to the Prepetition Obligations, and an order of the Court (or any other court of competent jurisdiction) conferring such standing on a Committee or other party in interest shall be a prerequisite for the prosecution of a Challenge by the Committee or such other party in interest.

12.    Limitations on Use of DIP Facility and Cash Collateral. Notwithstanding anything herein to the contrary, no portion of the proceeds of the DIP Facility, the DIP Collateral, the Prepetition Collateral, any Cash Collateral, or the Carve Out and no disbursements set forth in the DIP Budget may be used, in any way, directly or indirectly (a) for any investigation, adversary action, suit, arbitration, proceeding, application, motion, objection, defense, other contested matter, or other litigation of any type, including any Challenge, adverse to the interests of any or all of DIP Lenders, the DIP Agent, the Prepetition Secured Parties, or their respective rights and remedies under the DIP Facility, the DIP Orders, the DIP Term Sheet, or the Prepetition Notes Documents and other documents and instruments in respect of the Prepetition Secured Obligations, including without limitation (i) any action arising under the Bankruptcy Code, (ii) any so-called “lender liability” claims and causes of action, (iii) any action with respect to the validity and extent of the DIP Obligations or Prepetition Obligations or the validity, extent, perfection and priority of the DIP Liens or Prepetition Liens, (iv) any action seeking to invalidate, set aside, avoid, reduce, set off, offset, recharacterize, subordinate (whether equitable, contractual, or otherwise), recoup against, disallow, impair, raise any defenses, cross-claims, or counterclaims, or raise any other challenges under the Bankruptcy Code or any other applicable domestic or foreign law or regulation against or with respect to the DIP Liens or the Prepetition Liens, in whole or in part, or (v) appeal or otherwise challenge this Interim Order or the Final Order; provided that no more than $25,000 in the aggregate of the proceeds of the DIP Facility, the DIP Collateral, the Prepetition Collateral, and the Cash Collateral (including any proceeds of the DIP Facility, the DIP Collateral, the Prepetition Collateral, or the Cash Collateral used to fund the Carve Out) may be used by a Committee (if any) appointed in this Chapter 11 Case to investigate (but not prosecute or Challenge, or commence, or initiate the prosecution of, any Challenge, including the preparation of any complaint or motion on account of, or objection to) the Stipulations before termination of the Challenge Period, (b) for any other action, which with the giving of notice or passing of time, would result in an Event of Default under the DIP Facility, (c) for any purpose that is prohibited under the Bankruptcy Code, DIP Loan Documents (including the DIP Term Sheet), or the DIP Orders or that is not in accordance with the DIP Budget, (d) to make any payment, advance, intercompany advance or transfer, or any other remittance or transfer whatsoever (including any intercompany loans and investments) that is not in accordance with the express terms of the DIP Budget, (e) to make any payment to any board member, in such capacity as such, or shareholder of the Debtor or any of its affiliates or subsidiaries, (f) to make any payment in settlement of any claim, action, or proceeding without Bankruptcy Court approval and the prior written consent of the DIP Lenders, which consent will not be unreasonably withheld or delayed, (g) to prevent, hinder, impede, or delay any of the DIP Secured Parties’ or Prepetition Secured Parties’ enforcement or realization upon or exercise of rights in respect of any of the DIP Collateral or Prepetition Collateral in accordance with the DIP Term Sheet, or (h) to seek to amend or modify any of the rights or interests granted to any of the DIP Secured Parties or Prepetition Secured Parties under this Interim Order, the DIP Term Sheet, or the Prepetition Notes Documents, in a manner adverse to any DIP Secured Party or Prepetition Secured Party, including seeking to use Cash Collateral on a contested basis, without the prior written consent of the DIP Agent.

13.    Carve-Out.

(a)    As used in this Interim Order, the “Carve-Out” means the sum of (i) all fees required to be paid to the Clerk of the Bankruptcy Court (“Court Fees”) and all statutory fees required to be paid to the Office of the United States Trustee (the “United States Trustee”) under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (“US Trustee Fees”) (without regard to the notice set forth in (iii) below), (ii) up to the amounts set forth in the respective DIP Budget line items and to the extent allowed by the Court pursuant to a fee application on notice or other procedure permitted by any Court order allowing interim compensation or the payment of fees of ordinary course professionals, whether by interim order, final order, procedural order, or otherwise, all reasonable and documented unpaid fees and expenses, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Borrower pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee, if any, appointed in the Bankruptcy Case (the “Committee Professionals,” and together with the Debtor Professionals, the “Professionals”) at any time on or before one business day following delivery by the DIP Agent of a Carve-Out Trigger Notice (as defined below), whether allowed by the Bankruptcy Court prior to or after delivery of a Carve-Out Trigger Notice, and (iii) Allowed Professional Fees of Professionals in an aggregate amount not to exceed $250,000 incurred after delivery by the DIP Agent of the Carve-Out Trigger Notice (the amount set forth in this clause (iii) being the “Post Carve-Out Trigger Notice Cap”); provided that, under no circumstances shall any success, completion, transaction or similar fees be payable from the Carve-Out; provided, further, that the Post Carve-Out Trigger Notice Cap shall be reduced, dollar-for-dollar, by the amount of any fees and expenses incurred and accruing by the Debtor and paid to the applicable Professionals following delivery of a Carve-Out Trigger Notice. For purposes of this Interim Order, “Carve-Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to counsel to the Borrower, the United States Trustee, and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default, stating that the Post Carve-Out Trigger Notice Cap has been invoked.

(b)    The Debtor shall be authorized and permitted to establish an escrow account, to be held by a qualified institutional escrow agent to be agreed upon by the Debtor and the DIP Secured Parties (the “Escrow Holder”), for the benefit of the Professionals and to fund by wire transfer such escrow on a weekly basis, in each case as provided herein and in the DIP Loan Documents (including the DIP Term Sheet) (such account, to the extent of such deposited amounts, the “Professional Fee Reserve Account”), in an amount equal to, but not to exceed, the professional fees and costs set forth in the DIP Budget line item for Debtor Professionals for such week. The Professional Fee Reserve Account shall be funded on a weekly basis in accordance with the DIP Budget and ending on the date upon which a Carve-Out Trigger Notice is delivered, plus any amounts provided for in the DIP Budget, if any, since the most recent funding of the Professional Fee Reserve Account through the delivery of the Carve-Out Trigger Notice, in accordance with the DIP Budget. After the delivery of a Carve-Out Trigger Notice, notwithstanding anything herein to the contrary, the Debtor shall be authorized to deposit any cash on hand into the Professional Fee Reserve Account up to the amount of any remaining unpaid professional fees for each of the Professionals set forth in the DIP Budget for the period until delivery of the Carve-Out Trigger Notice plus an amount equal to the Post Carve-Out Trigger Notice Cap.

(c)    From the funds held in the Professional Fee Reserve Account, the Escrow Holder shall release to the Debtor Professionals solely such amounts as are payable from time to time pursuant to the DIP Budget and an applicable order of the Bankruptcy Court, including an order approving interim compensation procedures in the Chapter 11 Case and any order granting interim or final fee applications for Professionals (each, a “Fee Order”). For the avoidance of doubt, (a) in making payments from the Professional Fee Reserve Account, Escrow Holder shall be entitled to rely upon written certifications of each Debtor Professional as to the amount such Debtor Professional is authorized pursuant to the DIP Budget and an applicable order of the Bankruptcy Court to be paid at such time from the Professional Fee Reserve Account; and (b) in no circumstances shall the Escrow Holder be obligated to pay any Debtor Professional other than from the funds held, from time to time, in the Professional Fee Reserve Account in accordance with the DIP Budget and an applicable order of the Bankruptcy Court. Funds held in the Professional Fee Reserve Account shall be applied to Allowed Professional Fees that have been incurred following the Petition Date in accordance with procedures to be established in the Chapter 11 Case (the “Interim Fee Procedures”). Payments and reimbursements made to a Professional prior to delivery of the Carve-Out Trigger Notice shall reduce the amounts available to such Professional under section (ii) of the Carve-Out, and neither the Professional Fee Reserve Account nor payments therefrom shall in any way increase the Carve-Out. All Allowed Professional Fees payable to Debtor Professionals shall be paid first from funds in the Professional Fee Reserve Account, if any, and, upon exhaustion thereof, from the Carve-Out (less any amounts previously funded into the Professional Fee Reserve Account). For the avoidance of doubt the DIP Liens, Prepetition Liens, and Adequate Protection Liens shall attach to, and shall have a residual right to and lien on, any excess funds in the Professional Fee Reserve Account after satisfaction of the Carve-Out in respect of Allowed Professional Fees, which excess funds shall then be used to satisfy amounts due under the DIP Facility, the Prepetition Secured Obligations, and the Adequate Protection Amount, as applicable, in accordance with their rights and priorities as of the Petition Date and under this Interim Order, in each case, until paid in full in cash.

(d)    None of the DIP Secured Parties or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional incurred in connection with the Chapter 11 Case or any successor case under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Secured Parties or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional or to guarantee that the Debtor has sufficient funds to pay such compensation or reimbursement. The DIP Secured Parties and the Prepetition Secured Parties reserve the right to review and object to any fee statement, interim application, or monthly application issued or filed by the Professionals.

14.    Payment of Compensation. Nothing herein shall be construed as a consent to the allowance of any professional fees or expenses of any of the Debtor or the Committee (if any) or shall limit or otherwise affect the right of the DIP Secured Parties or the Prepetition Secured Parties or any other party in interest to object to the allowance and payment of any such fees and expenses. No professional fees shall be paid absent a Court order allowing such payment, pursuant to a fee application on notice, or other procedure permitted by any Court order allowing interim compensation or the payment of fees of ordinary course professionals; provided that such professional fees shall be paid in accordance with the DIP Budget or otherwise consistent with the Bankruptcy Code. So long as no Event of Default exists that has not been waived in writing, the Debtor shall be permitted to pay compensation and reimbursement of expenses allowed by the Court and payable under sections 330 and 331 of the Bankruptcy Code or compensation procedures approved by the Court and in form and substance reasonably acceptable to the Debtor and the DIP Secured Parties, as the same may be due and payable, and the same shall not reduce the Post Carve-Out Trigger Notice Cap.

15.    Section 506(c) Claims. As a further condition of the DIP Facility, any obligation of the DIP Secured Parties to make DIP Loans, and the Debtor’s authorization to use the Cash Collateral and the consent of the DIP Secured Parties and the Prepetition Secured Parties to the payment of the Carve-Out to the extent provided herein, subject to and upon entry of the Final Order granting such relief, the Debtor (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11 Case or any Successor Case) shall be deemed to have waived any rights, benefits, or causes of action under section 506(c) of the Bankruptcy Code (x) as they may relate to or be asserted against the DIP Secured Parties, the DIP Liens, and the DIP Collateral and (y) as they may relate to or be asserted against the Prepetition Secured Parties, the Adequate Protection Liens, the Prepetition Liens, and the Prepetition Collateral, and except to the extent of the Carve-Out, nothing contained in this Interim Order, the Final Order, or the DIP Term Sheet shall be deemed a consent by the Prepetition Secured Parties or the DIP Secured Parties to any charge, lien, assessment, or claim against or in respect of the DIP Collateral or the Prepetition Collateral under sections 105 or 506(c) of the Bankruptcy Code or otherwise, and no such consent shall be implied from any other action, inaction, or acquiescence by any by any such parties.

16.    Collateral Rights; Limitations in Respect of Subsequent Court Orders. Without limiting any other provisions of this Interim Order, unless the DIP Agent and the Prepetition Agent have provided their prior written consent, it shall be an Event of Default under the DIP Facility for there to be entered in this Chapter 11 Case, or in any Successor Case, any order which authorizes (i) the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the DIP Collateral or entitled to priority administrative status which is superior to or pari passu with those granted pursuant to this Interim Order to or for the benefit of the DIP Secured Parties or the Prepetition Secured Parties or (ii) the use of proceeds of the DIP Facility or Cash Collateral for any purpose other than as permitted under the DIP Term Sheet and consistent with this Interim Order and the DIP Budget.

17.    Proceeds of Subsequent Financing. Without limiting the provisions and protections of paragraph 17 hereof, if at any time prior to the confirmation of the Plan with respect to the Debtor, the Debtor’s estate, any trustee, any examiner with enlarged powers or any responsible officer subsequently appointed shall obtain credit or incur debt in violation of this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet), then all of the cash proceeds derived from such credit or debt and all Cash Collateral in the amount necessary to satisfy all DIP Obligations then outstanding shall immediately be turned over to the DIP Agent for the indefeasible repayment and satisfaction in full in cash of all DIP Obligations then outstanding. For the avoidance of doubt, if the Debtor, any trustee, any examiner with expanded powers, or any responsible officer subsequently appointed in the Chapter 11 Case or any Successor Case shall obtain credit or incur debt pursuant to section 364(d) of the Bankruptcy Code at any time prior to the confirmation of the Plan, the Prepetition Secured Parties’ rights to object to the Debtor’s use of Cash Collateral and assert a lack of adequate protection shall be fully preserved.

18.    Cash Management. From and after the date of the entry of this Interim Order, the Debtor shall use a cash management system that is the same as or substantially similar to its prepetition cash management system or as otherwise agreed by the DIP Lenders and authorized by DIP Lenders (in their sole discretion) and the Court. The Debtor shall maintain no accounts except those identified in any order of this Court approving the maintenance of the Debtor’s cash management system (the “Cash Management Order”). It shall constitute an Event of Default (as defined in the DIP Term Sheet) if the Debtor’s cash management system shall not at all times be maintained in accordance with the terms of the DIP Term Sheet and the Cash Management Order in all material respects, and otherwise in a manner which shall be reasonably satisfactory to the DIP Secured Parties in accordance with the terms of the DIP Loan Documents (including the DIP Term Sheet). The Debtor and the financial institutions where the Debtor maintain deposit accounts (as identified in the Cash Management Order) are authorized and directed to remit, without offset or deduction, funds in such deposit accounts upon receipt of any direction to that effect from the DIP Agent (acting at the direction of the DIP Lender). The DIP Agent shall be deemed to have “control” over all cash management accounts for all purposes of perfection under the Uniform Commercial Code pursuant to this Interim Order and, if required or requested by the DIP Agent, pursuant to control agreements reasonably acceptable to the DIP Agent.

19.    Disposition of DIP Collateral. It shall constitute an Event of Default (as defined in the DIP Term Sheet) if the Debtor shall sell (including, without limitation, any sale and leaseback transaction), transfer (including any assignment of rights), lease, encumber or otherwise dispose of any portion of the DIP Collateral, except as expressly permitted under the DIP Term Sheet or pursuant to the Plan.

20.    Survival of Certain Provisions. In the event of the entry of any order converting any of this Chapter 11 Case into a Successor Case, the DIP Liens, the DIP Superpriority Claim, the Adequate Protection Liens, the Adequate Protection Superpriority Claim, and the Carve-Out shall continue in this proceeding and in any Successor Case, and such DIP Liens, DIP Superpriority Claim, Adequate Protection Liens, Adequate Protection Superpriority Claim, and Carve-Out shall maintain their respective priorities as provided by this Interim Order.

21.    Events of Default; Termination Date; Rights and Remedies Upon Event of Default.

(a)    Any automatic stay otherwise applicable to the DIP Secured Parties and the Prepetition Agent, whether arising under sections 105 or 362 of the Bankruptcy Code or otherwise, is hereby modified so that, (i) upon the occurrence and during the continuance of an Event of Default, the DIP Secured Parties, in their sole and absolute discretion, may immediately (w) deliver a notice of an Event of Default; (x) terminate any pending DIP Loans and use of Cash Collateral; (y) sweep all cash in any controlled accounts, and (z) terminate the DIP Facility and all commitments thereunder and (ii) upon and after the occurrence of the Termination Date, the DIP Agent and the Prepetition Agent shall, without further notice to, hearing of, or order from this Court, to the extent necessary to permit the DIP Secured Parties to take any or all of the following actions, at the same time or different times, unless the Court orders otherwise, and subject only to subparagraph (b) of this paragraph 22, as applicable, be immediately entitled to exercise all of their rights and remedies in respect of the DIP Collateral and the Prepetition Collateral, in accordance with this Interim Order, the DIP Loan Documents (including the DIP Term Sheet) and/or the Prepetition Notes Documents, and applicable law, as applicable. The term “Termination Date” shall mean the earliest to occur of (i) the Maturity Date (as defined in the DIP Term Sheet), (ii) thirty (30) calendar days after the Petition Date if the Court has not yet entered the Final Order, (iii) failure by the Debtor to comply with any of the Milestones set forth in the DIP Term Sheet, and (iv) the occurrence of any “Event of Default” (as defined in) the DIP Term Sheet.

(b)    Notwithstanding the foregoing subparagraph (a) of this paragraph 22, immediately following the giving of notice by the DIP Agent to counsel to the Debtor, the U.S. Trustee, and counsel to the Committee, if any, of the occurrence of an Event of Default under the DIP Loan Documents (the “Termination Notice”) (i) all Commitments of the DIP Lender to provide any DIP Loans shall immediately be suspended; (ii) the Debtor shall have no right to request or use any proceeds of any DIP Loans or DIP Collateral, or to use Cash Collateral, other than towards the satisfaction of the DIP Obligations and the Carve-Out, as provided in this Interim Order and the DIP Loan Documents (including the DIP Term Sheet); provided that, during the Default Notice Period (as defined below), the Debtor shall be permitted solely to continue to use drawn proceeds of the DIP Facility and any Cash Collateral subject to the consent of the DIP Lender for any critical business-related expenses necessary to operate the Debtor’s business and preserve the DIP Collateral as determined by the Debtor in its reasonable discretion and in good faith; provided, further that the only basis on which the Debtor, a Committee (if any), or any other party in interest shall have the right to contest a Termination Notice shall be with respect to the validity of the Event of Default giving rise to such Termination Notice (i.e., whether or not such Event of Default has occurred or not) or any other basis that the Court deems proper, (iii) the Debtor shall deliver and cause the delivery of the proceeds of the DIP Loans and the DIP Collateral to the DIP Agent as provided herein and in the DIP Loan Documents (including the DIP Term Sheet) subject to the funding of the Carve-Out, and (iv) the DIP Agent shall be permitted to apply such proceeds in accordance with the terms of this Interim Order and the other DIP Loan Documents (including the DIP Term Sheet). The Debtor and, a Committee (if any) shall be entitled to an emergency hearing before this Court within five (5) calendar days after the Termination Notice (subject to the Court’s availability) is sent by the DIP Agent to the Debtor, the U.S. Trustee, and counsel to the Committee (if any) (such 5 calendar day period, the “Default Notice Period”)). If the Debtor, the Committee (if any), or any other party in interest does not contest the occurrence of the Event of Default within the Default Notice Period or if there is a timely contest of the occurrence of an Event of Default and the Court after notice and a hearing declines to stay the enforcement thereof, the Termination Date shall be deemed to have occurred for all purposes and the automatic stay shall be modified to permit the DIP Agent and the DIP Lenders to exercise all remedies under the DIP Orders, the other DIP Loan Documents (including the DIP Term Sheet), and applicable law, including, without limitation, to (i) set-off any and all amounts in accounts maintained by the Debtor with the DIP Agent or the DIP Lenders against the DIP Obligations, (ii) to otherwise enforce any and all rights against the DIP Collateral in the possession of any of the applicable DIP Lenders, including, without limitation, disposition of the DIP Collateral solely for application towards the DIP Obligations; and (iii) take any other actions or exercise any other rights or remedies permitted under the DIP Orders, the other DIP Loan Documents (including the DIP Term Sheet), or applicable law to effect the repayment of the DIP Obligations. Nothing herein shall preclude the DIP Secured Parties or the Prepetition Secured Parties from seeking an order from the Court upon written notice (which may be sent by e-mail)to the U.S. Trustee, counsel to the Debtor, and counsel to the Committee (if any) authorizing the DIP Agent or the Prepetition Agent to exercise any enforcement rights or remedies with respect to the DIP Collateral on less than five (5) calendar days’ notice or the Debtor’s right to contest such relief.

(c)    The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified pursuant to this Interim Order and the DIP Loan Documents (including the DIP Term Sheet) as necessary to (i) permit the Debtor to grant the Adequate Protection Liens and the DIP Liens and to incur all DIP Obligations and all liabilities and obligations to the Prepetition Secured Parties hereunder and under the DIP Term Sheet, as the case may be, and (ii) authorize the DIP Secured Parties Agent and Prepetition Secured Parties Agent to retain and apply payments and otherwise enforce their respective rights and remedies hereunder, subject to the provisions of paragraph 22(b) hereof.

(d)    The Debtor shall reasonably cooperate with the DIP Secured Parties and/or the Prepetition Secured Parties in their efforts to enforce their liens and security interests in the DIP Collateral or the Prepetition Collateral, as applicable, in accordance with this Interim Order and (other than the right to contest whether a DIP Termination Event has occurred and is continuing) the Debtor shall not take or direct any entity to take any action designed or intended to hinder or restrict in any respect such party from enforcing its rights or remedies in the DIP Collateral or the Prepetition Collateral, as applicable.

(e)    Nothing included herein shall prejudice, impair, or otherwise affect the Prepetition Agent’s or the DIP Agent’s rights to seek (on behalf of the Prepetition Secured Parties and the DIP Secured Parties, respectively) any other or supplemental relief in respect of the Debtor (including, as the case may be, other or additional adequate protection).

22.    Applications of Proceeds of Collateral, Payments and Collections.

(a)    As a condition to the DIP Loans and the authorization to use Cash Collateral, the Debtor has agreed that proceeds of any DIP Collateral and Prepetition Collateral, any amounts held on account of the DIP Collateral or Prepetition Collateral, and all payments and collections received by the Debtor with respect to all proceeds of DIP Collateral and Prepetition Collateral shall be used and applied in accordance with the terms and conditions of the DIP Term Sheet) (including repayment and reduction of the DIP Obligations), including the DIP Budget (subject to variances permitted under the DIP Loan Documents) and this Interim Order.

(b)     Subject to the Debtor’s rights under paragraph 22(b) hereof and the funding of the Carve-Out, if applicable, upon and after the occurrence of the Termination Date, all proceeds of DIP Collateral and Prepetition Collateral, whenever received, shall be paid and applied as follows: (i) first, to permanently and indefeasibly repay and reduce the DIP Obligations then due and owing in accordance with the DIP Loan Documents (including the DIP Term Sheet), until paid and satisfied in full in cash; (ii) second, subject to paragraph 11 hereof, to permanently and indefeasibly repay and reduce the Prepetition Secured Obligations (including any adequate protection obligations) then due and owing in accordance with the Prepetition Notes Documents, until paid and satisfied in full in cash; and (iii) third, to the Debtor’s estate. For avoidance of doubt, nothing in this Interim Order shall be construed to limit the voluntary and mandatory repayment provisions set forth in the DIP Loan Documents (including the DIP Term Sheet).

23.    Proofs of Claim, etc. None of the DIP Secured Parties or the Prepetition Secured Parties shall be required to file proofs of claim in the Chapter 11 Case or any Successor Case for any claim described herein. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in the Chapter 11 Case or any Successor Case to the contrary, the DIP Agent, on behalf of itself and the DIP Secured Parties, and the Prepetition Agent, on behalf of itself and the Prepetition Secured Parties, respectively, are hereby authorized and entitled, in each of their sole and absolute discretion but not required to file (and amend or supplement, as each sees fit) a proof of claim or aggregate proofs of claim in the Chapter 11 Case or any Successor Case for any claim described herein; any proof of claim filed by the DIP Agent or the Prepetition Agent shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by any of the respective DIP Secured Parties or Prepetition Secured Parties. Any order entered by the Court in relation to the establishment of a bar date for any claim (including without limitation administrative claims) in the Case or any Successor Case shall not apply to the DIP Agent, the other DIP Secured Parties, the Prepetition Agent or the other Prepetition Secured Parties.

24.    Payments Free and Clear. Any and all payments or proceeds remitted to the DIP Secured Parties or, except as otherwise provided herein, subject to paragraph 11 hereof, the Prepetition Secured Parties, pursuant to the provisions of this Interim Order, the DIP Loan Documents (including the DIP Term Sheet) or any subsequent order of the Court shall be irrevocable, received free and clear of any claim, charge, assessment or other liability.

25.    Other Rights and Obligations.

(i)    Good Faith Under Section 364(e) of the Bankruptcy Code; No Modification or Stay of this Interim Order. The DIP Secured Parties and the Prepetition Secured Parties have acted in good faith in connection with the DIP Facility, the DIP Loans, the DIP Loan Documents (including the DIP Term Sheet), the Prepetition Notes Documents, and this Interim Order and are entitled to rely upon the protections granted herein and by section 364(e) of the Bankruptcy Code. Based on the findings set forth in this Interim Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility as approved by this Interim Order, and notwithstanding any modification or reversal of any or all of this Interim Order by a subsequent order of the Court or any other court, the DIP Secured Parties and the Prepetition Secured Parties are entitled to the protections provided in section 364(e) of the Bankruptcy Code, and no such modification or reversal, shall affect the validity and enforceability of any DIP Obligation, DIP Lien, Adequate Protection Superpriority Claim, or Adequate Protection Lien, or any other advances made hereunder or the claims, liens, security interest, or priority authorized or created hereby or pursuant to the DIP Loan Documents (including the DIP Term Sheet). Notwithstanding any such modification or reversal, any claim granted to the DIP Secured Parties hereunder arising prior to the effective date of such modification or reversal of any DIP Liens or of the DIP Superpriority Claims granted to or for the benefit of the DIP Secured Parties shall be governed in all respects by the original provisions of this Interim Order, and the DIP Secured Parties shall be entitled to all of the rights, remedies, privileges, and benefits, including the DIP Liens and the DIP Superpriority Claims granted herein, with respect to any such claim.

(ii)    Expenses. To the fullest extent provided in the Prepetition Notes Documents and this Interim Order, the Debtor shall pay all expenses incurred by the DIP Secured Parties and the Prepetition Secured Parties (including, without limitation, the reasonable and documented fees and disbursements of their counsel, including White & Case LLP and Richards Layton & Finger, any other advisors and any other local counsel that they shall retain and any internal or third-party appraisers, consultants, financial, restructuring or other advisors and auditors advising any such counsel) without duplication, in connection with (i) the preparation, execution, delivery, funding, and administration of the DIP Term Sheet and the other DIP Loan Documents, including, without limitation, all due diligence fees and expenses incurred or sustained in connection therewith, (ii) the administration of the Prepetition Notes Documents, (iii) the Chapter 11 Case or any Successor Case, or (iv) enforcement of any rights or remedies under the DIP Loan Documents (including the DIP Term Sheet) or the Prepetition Notes Documents, or applicable law, in each case whether or not the transactions contemplated hereby are fully consummated. Notwithstanding any other provisions of this Interim Order, the Prepetition Secured Parties and the DIP Secured Parties, and their advisors and professionals shall not be required to comply with the U.S. Trustee fee guidelines but shall submit an invoice in summary form, which shall not be required to include time entry detail and may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work‑product doctrine for fees and expenses incurred after entry of this Interim Order to the Office of the U.S. Trustee and counsel for the Committee (if any) and the Debtor. Thereafter, within ten (10) calendar days of presentment of such statements, if no written objections to the reasonableness of the fees and expenses charged in any such invoice (or portion thereof) is made, the Debtor shall pay in cash all such fees and expenses of the Prepetition Secured Parties, the DIP Secured Parties, and their advisors and professionals. Any objection to the payment of such fees or expenses shall be made only on the basis of “reasonableness,” and shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the objecting party and the issuer of the invoice, either party may submit such dispute to the Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice. This Court shall resolve any dispute as to the reasonableness of any fees and expenses. For the avoidance of doubt and without limiting any of the forgoing or any other provision of this Interim Order, the fees specified in the “Costs and Expenses” section of the DIP Term Sheet are, upon entry of this Interim Order and irrespective of any subsequent order approving or denying the DIP Facility or any other financing pursuant to section 364 of the Bankruptcy Code, entitled to all of the protections of section 364(e) of the Bankruptcy Code that may apply to such fees, and are deemed fully earned, indefeasibly paid, non-refundable, irrevocable and non-avoidable as of the date of this Interim Order.

(iii)    Credit Bid. The DIP Secured Parties and, subject to paragraph 11 hereof, the Prepetition Secured Parties shall each have the right to credit bid (either directly or through one or more acquisition vehicles), up to the full amount of the DIP Obligations, the Prepetition Obligations, and the Adequate Protection Superpriority Claims, or any of them in connection with any sale of all or any portion of the Prepetition Collateral or the DIP Collateral, including (without limitation) any sale occurring pursuant to section 363 of the Bankruptcy Code or included as part of any chapter 11 plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise, without the need for further court order authorizing the same. The Debtor shall not object to any DIP Secured Party or any Prepetition Secured Party credit bidding up to the full amount of the applicable outstanding DIP Obligations or Prepetition Obligations (including any Adequate Protection Superpriority Claims), in each case including any accrued interest, fees, and expenses, in any sale of any DIP Collateral or Prepetition Collateral, as applicable, whether such sale is effectuated through sections 363 or 1129 of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise.

(iv)    Binding Effect. The provisions of this Interim Order shall be binding upon and inure to the benefit of the DIP Secured Parties and the Prepetition Secured Parties, the Debtor, and its successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor) whether in the Case, in any Successor Case, or upon dismissal of any such Chapter 11 or Chapter 7 case.

(v)    No Waiver.

(a)    The failure of the DIP Secured Parties or the Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies under this Interim Order, the other DIP Loan Documents (including the DIP Term Sheet), or the Prepetition Notes Documents or otherwise, as applicable, shall not constitute a waiver of any of the DIP Secured Parties’ or Prepetition Secured Parties’ rights hereunder, thereunder, or otherwise. Notwithstanding anything herein, the entry of this Interim Order is without prejudice to and does not constitute a waiver of, expressly or implicitly, or otherwise impair any of the rights, claims, privileges, objections, defenses, or remedies of the DIP Secured Parties or the Prepetition Secured Parties under the Bankruptcy Code or under non-bankruptcy law against any other person or entity in any court, including without limitation, the rights of the DIP Agent and the Prepetition Agent (i) to request conversion of the Chapter 11 Case to a case under Chapter 7, dismissal of the Chapter 11 Case, or the appointment of a trustee in the Chapter 11 Case, (ii) to propose, subject to the provisions of section 1121 of the Bankruptcy Code, a Plan, or (iii) to exercise any of the rights, claims or privileges (whether legal, equitable, or otherwise) on behalf of the DIP Secured Parties or the Prepetition Secured Parties.

(b)    The failure or delay on the part of any DIP Secured Parties or Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies under this Interim Order, the other DIP Loan Documents (including the DIP Term Sheet), the Prepetition Notes Documents, or applicable law, as the case may be, shall not constitute a waiver of any of their respective rights hereunder, thereunder, or otherwise. No delay on the part of any party in the exercise of any right or remedy under this Interim Order shall preclude any other or further exercise of any such right or remedy or the exercise of any other right or remedy. None of the rights or remedies of any party under this Interim Order shall be deemed to have been amended, modified, suspended, or waived unless such amendment, modification, suspension, or waiver is express, in writing and signed by the party against whom such amendment, modification, suspension, or waiver is sought. No consents required hereunder by any DIP Secured Parties or Prepetition Secured Parties shall be implied by any inaction or acquiescence by any of the DIP Secured Parties or Prepetition Secured Parties, respectively.

(vi)    No Third-Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect, third party, or incidental beneficiary.

(vii)    No Marshaling. Subject to and upon entry of the Final Order granting such relief, the DIP Secured Parties and the Prepetition Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or the Prepetition Collateral, as applicable.

(viii)    Section 552(b). The Prepetition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to and upon the entry of the Final Order granting such relief, to the extent provided therein, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Secured Parties or the Prepetition Secured Parties with respect to proceeds, product, offspring, or profits of any of the Prepetition Collateral or the DIP Collateral.

(ix)    Amendment. The Debtor and the DIP Agent may amend, modify, supplement, or waive any provision of the DIP Term Sheet (a “DIP Loan Amendment”) without further approval of the Court; provided that (1) such DIP Loan Amendment is not material (for purposes hereof, a “material DIP Loan Amendment” shall mean any modification or amendment that (a) increases the interest rate (other than as a result of the imposition of the default rate) or fees charged in connection with the DIP Facility, (b) increases the commitments of the DIP Lenders to make DIP Loans under the DIP Term Sheet, or (c) changes the Termination Date) and is undertaken in good faith by the DIP Lenders and DIP Agent and (b) the Debtor provides written notice of the DIP Loan Amendment on the docket. Any material DIP Loan Amendment to the DIP Term Sheet must be set forth in writing, signed by, or on behalf of the Debtor and the DIP Agent (after having obtained the approval of the requisite DIP Secured Parties as provided in the DIP Term Sheet) and approved by the Court on five (5) days’ prior notice to parties in interest in order to be effective, provided that the DIP Secured Parties and the Debtor reserves the right to seek approval of any material DIP Loan Amendment on an expedited basis.

(x)    Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the DIP Loan Documents (including the DIP Term Sheet), the Motion, or any other agreements, on the one hand, and (b) the terms and provisions of this Interim Order, on the other hand, unless such term or provision herein is phrased in terms of “defined in” or “as set forth in” the DIP Loan Documents (including the DIP Term Sheet), the terms and provisions of this Interim Order prevail.

(xi)    Survival of Interim Order. The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any Plan in the Chapter 11 Case, (b) converting of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, (c) to the extent authorized by applicable law, dismissing the Chapter 11 Case, (d) withdrawing of the reference of the Chapter11 Case from this Court, or (e) providing for abstention from handling or retaining of jurisdiction of the Chapter 11 Case in this Court. The terms and provisions of this Interim Order, including the DIP Liens and DIP Superpriority Claim and any Adequate Protection Liens and Adequate Protection Superpriority Claims granted pursuant to this Interim Order, the DIP Term Sheet, and the and any priorities and protections granted to or for the benefit of the DIP Secured Parties and Prepetition Secured Parties (including the Adequate Protection Liens and the Adequate Protection Superpriority Claim) hereunder and thereunder shall continue in full force and effect to the fullest extent provided by section 364(e) of the Bankruptcy Code.

(xii)    Enforceability. This Interim Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon execution hereof.

(xiii)    No Waivers or Modification of Interim Order. The Debtor irrevocably waives any right to seek any modification or extension of this Interim Order without the prior written consent of the DIP Agent and the Prepetition Agent, and no such consent shall be implied by any other action, inaction, or acquiescence of the DIP Agent or the Prepetition Agent. The Debtor may not seek to modify or to alter relative lien priority of the DIP Liens, the Prepetition Liens and the Adequate Protection Liens set forth in this Interim Order.

(xiv)    Waiver of any Applicable Stay. Any applicable stay (including, without limitation, under Bankruptcy Rule 6004(h)) is hereby waived and shall not apply to this Interim Order.

26.    Reservations to Final Order. Notwithstanding language in this Interim Order that provides that certain relief is subject to or conditioned upon entry of a Final Order, such provisions are not intended to be automatically effective and are without prejudice to rights of parties in interest to object to the relief on a final basis and the Court’s authority to determine the final relief.

27.    Final Hearing.

(i)    The Final Hearing to consider entry of the Final Order and final approval of the DIP Facility is scheduled for April 8, 2024 at 11:00 a.m. (ET) at the United States Bankruptcy Court for the District of Delaware.

(ii)    On or before two (2) business days after entry of this Interim Order, the Debtor shall cause to be served, by United States mail, first-class postage prepaid, notice of the entry of this Interim Order and of the Final Hearing (the “Final Hearing Notice”), together with copies of this Interim Order and the Motion, on the Notice Parties and to any other party that has filed a request for notices with this Court prior thereto. The Final Hearing Notice shall state that any party in interest objecting to the entry of the proposed Final Order shall file written objections with the Clerk of the Court no later than March 27, 2024 at 4:00 p.m. (ET), which objections shall be served so that the same are received on or before such date by (a) proposed counsel for the Debtor, Faegre Drinker Biddle & Reath LLP, 320 S. Canal Street Suite 3100 Chicago, IL 60606, Attn: Mike T. Gustafson (mike.gustafson@faegredrinker.com) and 222 Delaware Avenue, Suite 1410, Wilmington, Delaware 19801, Attn.: Patrick A. Jackson (patrick.jackson@faegredrinker.com), (b) counsel to the DIP Secured Parties and Prepetition Secured Parties, White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attn: Harrison Denman (harrison.denman@whitecase.com) and Laura Garr (laura.garr@whitecase.com); (d) co-counsel for the Prepetition Secured Parties and DIP Secured Parties, Richards, Layton & Finger, P.A. 920 N. King Street, Wilmington, DE 19801, Attn.: Paul N. Heath (heath@rlf.com) and Amanda R. Steele (Steele@RLF.com); and (e) the U.S. Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Wilmington, DE 19801.

28.    Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Interim Order according to its terms.

EXHIBIT 1

DIP TERM SHEET

DIP Facility

Summary of Terms and Conditions

This summary of terms and conditions (the “DIP Term Sheet”) of a proposed debtor-in-possession credit facility (the “DIP Facility”) which shall be binding on the undersigned Parties (as defined below) from and after, and subject to, the entry of the Interim DIP Order (as defined below) by the Bankruptcy Court (as defined below). In the event of any conflict between this DIP Term Sheet and the terms of the DIP Orders (as defined below), the terms of the DIP Orders shall govern

Borrower:	Charge Enterprises, Inc. (the “Borrower” or “Debtor”)
DIP Agent:	AI Amped I, LLC (the “DIP Agent”)
DIP Lenders:	AI Amped I, LLC (the “DIP Lenders” and collectively with the Borrower and DIP Agent, the “Parties”)
DIP Facility:

A multiple-draw senior secured priming term loan facility (the “DIP Facility,” and all loans under such DIP Facility, collectively, the “DIP Loans,” and each, a “DIP Loan”) in the aggregate principal amount of up to $10,000,000 (the “Total Commitment Amount”), in each case subject to and in accordance with the DIP Budget (as defined below).

All DIP Loans outstanding under the DIP Facility (together with all accrued and unpaid interest, fees, expenses and other amounts payable under or in respect of the DIP Facility, collectively, the “DIP Facility Obligations”) shall become due and payable on the Maturity Date (as defined below).

DIP Loan Documents:

The DIP Facility shall be governed by the DIP Orders (as defined below), this DIP Term Sheet , the DIP Budget, the DIP Credit Agreement (as defined below), and all instruments and documents executed at any time in connection therewith, each as may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and shall be referred to collectively as the “DIP Loan Documents.”

If the DIP Agent and the DIP Lenders in their sole discretion determine there is a need for a debtor in possession credit agreement in respect of the DIP Facility (the “DIP Credit Agreement”), the Parties shall work together in good faith to negotiate and document the DIP Credit Agreement within a reasonable (consistent with the term of this DIP Term Sheet) time period, and in any event prior to the deadline for entry of the Final DIP Order. The DIP Credit Agreement will be based on a customary form for debtor-in-possession financing transactions of this type as selected by the DIP Lenders, will include the terms and conditions of this DIP Term Sheet, such representations and warranties, mandatory prepayment provisions, affirmative and negative covenants and events of default and such other terms and conditions, in each case as are customary for debtor-in-possession financing transactions of this type as selected by the DIP Lenders and be otherwise in form and substance acceptable to the DIP Lenders in their sole discretion.

Bankruptcy Case:

The bankruptcy case (the “Bankruptcy Case”) of the Borrower to be filed under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on or before the milestone set forth in the RSA.

Terms & Conditions – DIP Facility
Availability:

Subject to the entry by the Bankruptcy Court of an interim order approving the DIP Facility on an interim basis, in form and substance acceptable to the DIP Lenders (the “Interim DIP Order”), and satisfaction by the Borrower of the conditions precedent set forth in the “Conditions Precedent to the Initial DIP Loans” section of this DIP Term Sheet, the Borrower shall be permitted to borrow an amount up to $4,000,000 (or such greater amount, as approved in writing by the DIP Lenders in their sole discretion) (the “Initial DIP Loan”) for the purposes set forth below and in accordance with the DIP Budget (as defined below).

Subject to the entry by the Bankruptcy Court of an order approving the DIP Facility on a final basis, in substantially the same form as the Interim DIP Order and otherwise in form and substance acceptable to the DIP Lenders in their sole discretion, the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”, and each a “DIP Order”), and satisfaction by the Borrower of the conditions precedent set forth in the “Conditions Precedent to Each Subsequent Borrowing” section of this DIP Term Sheet, the Borrower shall be permitted to borrow an additional aggregate amount up to (x) the Total Commitment Amount minus (y) the principal amount of the Initial DIP Loan in one or more subsequent borrowings (each a “Subsequent DIP Loan”) for the purposes set forth below and in accordance with the DIP Budget; provided that the Borrower may not borrow less than $500,000 in any individual subsequent borrowing, and no Subsequent DIP Loan shall be requested or made within three (3) business days of a prior Subsequent DIP Loan.

Term:

Unless otherwise extended in writing by the DIP Lenders in their sole discretion, the period from the Funding Date (as defined below) to the earliest of: (i) the Scheduled Maturity Date (as defined below); (ii) the occurrence of an Event of Default (as defined below); (iii) the effective date of a plan of reorganization of the Borrower approved by the Bankruptcy Court (the “Confirmed Plan”) pursuant to section 1129 of the Bankruptcy Code; (iv) the consummation of a sale of all or substantially all of the assets of the Borrower or its subsidiaries; or (v) the date of the entry of an order converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code (such date with respect to (i) through (v), the “Maturity Date”).

“Scheduled Maturity Date” shall mean May 31, 2024.

Funding Date:	The date on which each of the conditions precedent set forth in the “Conditions Precedent to the Initial DIP Loans” section of this DIP Term Sheet below shall have been met (the “Funding Date”).
Use of Proceeds:

Subject to the provisions of the DIP Order, and in accordance with the DIP Budget, proceeds of the DIP Loans may be used by the Borrower to: (a) finance their working capital needs and for other general corporate purposes, (b) pay related transaction costs, fees, liabilities and expenses (including professional fees and expenses), adequate protection payments, and other administration costs incurred in connection with and for the benefit of the Bankruptcy Case, in each case in accordance with the DIP Budget; and (c) pay fees, liabilities and expenses (including professional fees and expenses incurred by the DIP Agent and the DIP Lenders) under the DIP Facility, including those incurred in connection with the preparation, negotiation, documentation, and court approval of the DIP Facility. Nothing in the DIP Order shall authorize the disposition of any assets of the Borrower outside the ordinary course of business, or Borrower’s use of any proceeds resulting therefrom, except in accordance with the DIP Budget.

No proceeds of the DIP Loans, any Cash Collateral, any DIP Collateral or Prepetition Collateral, or the Carve-Out, shall be used, among other things, whether directly or indirectly:

(i)         to finance or reimburse for expenses incurred or to be incurred, in both instances, in any way: (a) any investigation, adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of any or all of DIP Lenders, the DIP Agent or the Prepetition Secured Parties (as defined below), or their respective rights and remedies under the DIP Facility, the DIP Orders, the DIP Loan Documents, or the Notes and other documents and instruments in respect of the Prepetition Secured Obligations (as defined below); or (b) any other action, which with the giving of notice or passing of time, would result in an Event of Default under the DIP Facility;

(ii)         for any purpose that is prohibited under the Bankruptcy Code or the DIP Orders or that is not in accordance with the DIP Budget;

(iii)         to make any payment, advance, intercompany advance, or any other remittance or transfer whatsoever (including any intercompany loans and investments) that is not in accordance with the express terms of the DIP Budget;

(iv)         to make any payment to any board member, in such capacity as such, or shareholder of the Debtor or any of its affiliates or subsidiaries; or

(v)         to make any payment in settlement of any claim, action or proceeding without Bankruptcy Court approval and the prior written consent of the DIP Lenders, which consent will not be unreasonably withheld or delayed.

DIP Proceeds Account:

The DIP Proceeds shall be funded into a controlled, segregated bank account (the “DIP Proceeds Account”), which DIP Proceeds Account (and the funds therein) shall be subject to first-priority senior security interests in favor of the DIP Agent, including a control agreement in favor of the DIP Agent.

Interest:

DIP Loans under the DIP Facility shall bear interest at a rate per annum equal to Secured Overnight Financing Rate (“SOFR”) for a one month interest period (floor of 5.00%) plus 10.00% paid in cash at the end of each applicable interest period. Interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

All accrued and unpaid interest shall be paid on the Maturity Date. In the event any amounts remain outstanding after the Maturity Date, interest on such amounts shall be payable at the default rate in cash, upon demand by the DIP Agent. During the continuance of an Event of Default (as defined below), any amounts outstanding under the DIP Facility will bear interest at an additional 5.00% per annum above the then applicable interest rate.

OID/Upfront Fee:	The Borrower shall pay 1.00% of the principal amount of the aggregate commitments under the DIP Facility in cash on the Funding Date, which amount may be netted from the Initial DIP Loan.
Exit Fee:

The Borrower shall pay 3.00% of the principal amount of the aggregate commitments under the DIP Facility in cash upon any termination or repayment or prepayment of principal amount of the DIP Facility or any commitment thereunder, whether through optional prepayments, mandatory prepayments, at maturity, upon acceleration or otherwise to the DIP Lenders; provided, however, such fee shall be deemed waived upon consummation of the Plan (as defined below).

Mandatory Prepayments:

Mandatory prepayments of the DIP Loans shall be required in an amount equal to (i) 100% of the proceeds from asset sales or series of related asset sales by the Borrower, net only of actual costs necessary to close such sale or sales, so long as such costs are approved by the Bankruptcy Court; (ii) 100% of insurance and condemnation proceeds (including the return of unearned premiums), in each case received by the Borrower; and (iii) 100% of the proceeds of any extraordinary amounts received by or on behalf of the Borrower, including without limitation, the proceeds of the incurrence of any indebtedness (including any indebtedness incurred under section 363 or 364 of the Bankruptcy Code from anyone other than the DIP Lenders) or any equity contributions. Mandatory Prepayments shall be subject to the Make Whole Amount (as defined below).

Voluntary Prepayments

The DIP Loans shall not be voluntarily prepaid under any circumstance. A Make Whole Amount (as defined below) shall be payable upon acceleration, termination, prepayment, or repayment. “Make Whole Amount” means, as of any date of determination, an amount equal to the aggregate amount of interest which would have otherwise been payable on the principal amount of the DIP Loans repaid or prepaid (or deemed repaid or prepaid in the case of acceleration or termination) on such date from the date of repayment or prepayment until the Scheduled Maturity Date discounted at the Treasury Rate (as defined below) plus 0.50%.

“Treasury Rate” means, with respect to any repayment or prepayment of DIP Loans, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the DIP Agent on the date falling three Business Days prior to the date of such repayment or prepayment, to be the yield expressed as a rate listed in the Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment or repayment to and including the Scheduled Maturity Date.

DIP Superpriority Claims; Priority:

Subject only to the Carve-Out (as defined below), all amounts owing by the Borrower under the DIP Facility at all times will constitute allowed superpriority administrative expense claims in the Bankruptcy Case, having priority over all claims and administrative expense claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, of the kinds specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 552(b), 726, 1113, 1114 and any other provision of the Bankruptcy Code, and shall at all times be senior to the rights of the Borrower and any successor trustee or creditor in the Bankruptcy Case or any successor case thereto.

All liens authorized and granted pursuant to the DIP Order entered by the Bankruptcy Court approving the DIP Facility shall be deemed effective and perfected as of the Petition Date (as defined below), without necessity of the execution, filing or recording of security agreements, pledge agreements, control agreements, financing statements or other agreements and no further filing, notice or act will be required to effect such perfection.

However, the DIP Agent shall be permitted (and is hereby authorized by the Debtor), but not required, to (or to require the Debtors to) make any filings, deliver any notices, make recordations, perform any searches or take any other acts as may be desirable under federal or state law in order to reflect the security, perfection or priority of the DIP Lenders’ claims described herein, including prior to the Petition Date.

DIP Liens; DIP Collateral:

All obligations of the Borrower under the DIP Facility shall be secured by the following:

(i)         pursuant to section 364(c)(2) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully perfected first-priority liens on and security interests in all DIP Collateral that is not subject to any liens or encumbrances immediately prior to the Petition Date, subject only to the Carve Out; and

(ii)         pursuant to section 363(c)(3) and 364(d)(1) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully perfected first priority, priming liens on and security interests in all other DIP Collateral, which liens and security interests shall be subject only to (x) any valid, enforceable, perfected, and non-avoidable lien or security interest in favor of any person other than the Prepetition Secured Parties that was in existence immediately prior to the Petition Date or that is perfected as permitted by Section 546(b) of the Bankruptcy Code (a “Permitted Encumbrance”) and (y) the Carve-Out, and senior to all other liens and encumbrances in respect of the DIP Collateral ((i) – (ii), collectively, the “DIP Liens”).

“DIP Collateral” shall include all assets (whether tangible, intangible, personal or mixed) of the Borrower, whether now owned or hereafter acquired and wherever located, before or after the Petition Date, including, without limitation, all accounts, proceeds of leases, inventory, equipment, equity interests or capital stock in subsidiaries, investment property, instruments, chattel paper, contracts, patents, copyrights, trademarks and other general intangibles, commercial litigation claims, the proceeds of all claims or causes of action, and all rents, products, offspring, profits and proceeds thereof (including, without limitation, all Prepetition Collateral and, subject to the entry of the Final DIP Order, all claims or causes of action of the Borrower arising under sections 502(d), 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other avoidance or similar action under the Bankruptcy Code or similar state law avoidance actions under chapter 5 of the Bankruptcy Code).

The DIP Liens shall be enforceable against and binding upon the Borrower, its estate and any successors thereto, including, without limitation, any trustee or other estate representative appointed in the Borrower’s Bankruptcy Case, or any Successor Case (as defined below).

The Borrower shall use a cash management system that is the same as or substantially similar to its prepetition cash management system, or as otherwise agreed by the DIP Lenders and authorized by DIP Lenders (in their sole discretion) and the Bankruptcy Court. The DIP Order shall provide the DIP Lenders with a valid, binding, perfected and enforceable first priority security interest in and lien on the cash held in the Borrower’ bank accounts, subject only to Permitted Encumbrances, provided that nothing herein or in the DIP Order shall constitute an admission, or a finding or ruling by the Bankruptcy Court, that any alleged Permitted Encumbrance is valid, senior, enforceable, prior, perfected or non-avoidable.

Carve-Out:

The DIP Liens, Prepetition Secured Obligations, the Prepetition Liens, the Adequate Protection Superpriority Claims (as defined below), and the Adequate Protection Liens (as defined below) shall, in all instances, be subject and subordinate to prior payment of the Carve-Out. The “Carve-Out” means the sum of: (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) up to the amounts set forth in the respective DIP Budget line items and, to the extent allowed by the Bankruptcy Court, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Borrowers pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and any official committee (the “Committee”), if any, appointed in the Bankruptcy Case (the “Committee Professionals,” and together with the Debtor Professionals, the “Professionals”) at any time on or before one business day following delivery by the DIP Agent of a Carve-Out Trigger Notice, whether allowed by the Bankruptcy Court prior to or after delivery of a Carve-Out Trigger Notice; and (iii) Allowed Professional Fees of Professionals in an aggregate amount not to exceed $250,000 incurred after delivery by the DIP Agent of the Carve-Out Trigger Notice (the amount set forth in this clause (iii) being the “Post Carve-Out Trigger Notice Cap”); provided that under no circumstances shall any success, completion, transaction or similar fees be payable from the Carve Out.. For purposes of this DIP Term Sheet, “Carve-Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to counsel to the Borrower, the United States Trustee, and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default, stating that the Post Carve-Out Trigger Notice Cap has been invoked.

Prior to the delivery of a Carve-Out Trigger Notice, the Borrower shall wire transfer funds, on a weekly basis, to an escrow account held by a qualified escrow agent to be agreed upon by the Parties (“Escrow Holder”) (such account, to the extent of such funds actually deposited, the “Professional Fee Reserve Account”) in an amount equal to, but not to exceed, the professional fees and costs set forth in the DIP Budget for Debtor Professionals for each such week. From such funds held in the Professional Fee Reserve Account, Escrow Holder shall release to the Debtor Professionals solely such amounts as are payable from time to time pursuant to the DIP Budget and an applicable order of the Bankruptcy Court, including an order approving interim compensation procedures in the Chapter 11 Case and any order granting interim or final fee applications for Professionals (each, a “Fee Order”). For the avoidance of doubt, (a) in making payments from the Professional Fee Reserve Account, Escrow Holder shall be entitled to rely upon written certifications of each Debtor Professional as to the amount such Debtor Professional is authorized pursuant to the DIP Budget and an applicable order of the Bankruptcy Court to be paid at such time from the Professional Fee Reserve Account; and (b) in no circumstances shall Escrow Holder be obligated to pay any Debtor Professional other than from the funds held, from time to time, in the Professional Fee Reserve Account in accordance with the DIP Budget and an applicable order of the Bankruptcy Court. Funds held in the Professional Fee Reserve Account shall be applied to Allowed Professional Fees that have been incurred following the Petition Date in accordance with the procedures established in the Bankruptcy Case (the “Interim Fee Procedures”). Payments and reimbursements made to a Professional prior to delivery of the Carve-Out Trigger Notice shall reduce the amounts available to such Professional under section (ii) of the Carve-Out, and neither the Professional Fee Reserve Account nor payments therefrom shall in any way increase the Carve-Out. All Allowed Professional Fees payable to Debtor Professionals shall be paid first from funds in the Professional Fee Reserve Account, if any, and, upon exhaustion thereof, from the Carve-Out (less any amounts previously funded into the Professional Fee Reserve Account). For the avoidance of doubt the DIP Liens, Prepetition Liens, and Adequate Protection Liens shall attach to, and shall have a residual right to and lien on, any excess funds in the Professional Fee Reserve Account after satisfaction of the Carve-Out in respect of Allowed Professional Fees, which excess funds shall then be used to satisfy amounts due under the DIP Facility, the Prepetition Secured Obligations, and the Adequate Protection Amount, as applicable, in each case, until paid in full in cash.

Conditions Precedent to the Initial DIP Loans:

The obligation of the DIP Lenders to provide Initial DIP Loan shall be subject to the satisfaction of the following conditions precedent and any other conditions precedent (the “Initial Borrowing Conditions”):

1.         The delivery of the Initial DIP Budget (as defined below) in form and substance satisfactory to the DIP Agent and DIP Lenders in their sole discretion;

2.         Within three (3) business days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order, in form and substance satisfactory to the DIP Agent and DIP Lenders in their sole discretion authorizing and approving the DIP Facility and granting continued use of cash collateral and the transactions contemplated thereby, including, without limitation, authorizing customary stipulations and releases by the Debtor as set forth in the Interim DIP Order and the granting of valid, enforceable, non-avoidable and fully perfected superpriority priming security interests and liens on all DIP Collateral and superpriority claims in favor of the DIP Agent on behalf of itself and the DIP Lenders and adequate protection to the Prepetition Secured Parties as set forth herein, and such Interim DIP Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed, or subject to a stay pending appeal or otherwise challenged or subject to any challenge and the Debtor shall be in compliance with the Interim DIP Order;

3.         All orders entered by the Bankruptcy Court pertaining to cash management, adequate protection, and all other “first day” relief, and all motions and other documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance reasonably satisfactory to the DIP Agent and DIP Lenders in their sole discretion;

4.         No Event of Default (as defined below) and no condition which would constitute an Event of Default with the giving of notice or lapse of time or both shall exist or result from the borrowing of the Initial DIP Loan;

5.         Receipt of a borrowing notice at least three (3) business days prior to proposed date of borrowing from the Borrower in form and substance satisfactory to the DIP Agent;

6.         All fees, costs, and expenses (including reasonable and documented legal and advisory fees and expenses) of the DIP Agent and DIP Lenders and other compensation required by the DIP Loan Documents and this DIP Term Sheet shall have been paid or reimbursed on or prior to the Funding Date;

7.         The DIP Lenders shall be satisfied that the Debtor has complied with the following customary closing conditions: (a) the delivery of corporate records and documents from public officials, secretary’s certificates, and officer’s certificates; and (b) evidence of authority. The Debtor and the transactions contemplated by this DIP Term Sheet and the DIP Orders shall be in compliance in all material respects with all applicable laws and regulations; and

8.         The DIP Agent and DIP Lenders shall have received all documentation and other information that the DIP Agent and/or the DIP Lenders reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and anti- money laundering rules and regulations, including the USA Patriot Act.

Conditions Precedent to Each Subsequent DIP Loan:

Unless otherwise indicated, the obligation to provide each DIP Loan after the Initial DIP Loan shall be subject to the satisfaction of the Initial Borrowing Conditions and the following additional conditions precedent:

(i)         All Initial Borrowing Conditions have been satisfied and the Borrower remains in compliance with the terms of all such conditions immediately prior to and after giving effect to any Subsequent DIP Loans;

(ii)         The Borrower, the DIP Agent, the DIP Lenders, and each other party thereto shall have entered into the final DIP Loan Agreements, including the DIP Credit Agreement to the extent requested by the DIP Lenders as provided herein, and such DIP Loan Documents shall be in full force and effect and shall not have been reversed, modified, amended, stayed, or vacated;

(iii)         The Bankruptcy Court shall have entered the Final DIP Order, in form and substance satisfactory to the DIP Agent and DIP Lenders in their sole discretion authorizing and approving the DIP Facility and granting continued use of cash collateral and the transactions contemplated thereby, including, without limitation, authorizing customary stipulations and releases by the Debtor, granting waivers with respect to sections 506(c) and 552(b) of the Bankruptcy Code and marshaling as provided herein, and the granting of valid, enforceable, non-avoidable and fully perfected superpriority security interests and liens on all DIP Collateral and the granting superpriority claims, in each case in favor of the DIP Agent on behalf of itself and the DIP Lenders on a final basis and such Final DIP Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed, or subject to a stay pending appeal or otherwise challenged or subject to any challenge;

(iv)         The Borrower shall be in compliance with all terms of the Interim DIP Order, the Final DIP Order, and the DIP Loan Documents;

(v)         The Borrower shall be in compliance with the DIP Budget;

(vi)         The representations and warranties contained in the DIP Loan Documents shall be true and correct as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date);

(vii)         No Event of Default and no condition which would constitute an Event of Default with the giving of notice or lapse of time or both shall exist or result from the borrowing of the Subsequent DIP Loan;

(viii)         All final orders entered by the Bankruptcy Court pertaining to cash management, adequate protection, and all other “second day” relief, and all motions and other documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance reasonably satisfactory to the DIP Agent and DIP Lenders in their sole discretion;

(ix)         Receipt of a borrowing notice at least three (3) business days prior to proposed date of borrowing from the Borrower in form and substance satisfactory to the DIP Agent;

(x)         The Debtor and the transactions contemplated by the DIP Loan Document shall be in compliance in all material with all applicable laws and regulations; and

(xi)         All fees, costs, expenses (including reasonable and documented legal and advisory fees and expenses) of the DIP Agent and DIP Lenders and other compensation required by the DIP Loan Documents shall have been paid or reimbursed on or prior to the funding of any Subsequent DIP Loan in accordance with the Budget.

Financial Reporting Requirements:

The Borrower and its operating subsidiaries shall provide the DIP Agent with financial reporting customary and appropriate for similar loan agreements for similar debtor-in-possession financings or deemed by the DIP Agent appropriate or otherwise required by them in relation to this specific transaction, including without limitation the reporting obligations set forth in the DIP Order.

After delivery of the Initial DIP Budget (as defined below), the Borrower will subsequently provide the DIP Agent with an updated DIP Budget through the Outside Effective Date (as defined herein) every fourth Friday.

All DIP Budgets shall be subject to the approval of the DIP Lenders in their sole discretion.

DIP Budget and Budget Variance Covenant:

The Borrower and the DIP Agent shall agree to an initial budget, including a cash-flow forecast setting forth all projected cash receipts and cash disbursements on a weekly basis (the “Initial DIP Budget”). The “DIP Budget Period” shall refer to period commencing on the date that the Interim DIP Order is entered and the Outside Effective Date.

The Borrower will subsequently provide the DIP Agent with an updated budget every fourth Friday prior to the end of the DIP Budget Period for the remaining weeks left under the Initial DIP Budget. Each updated budget shall be subject to the approval of the DIP Lenders in their sole discretion (each such approved budget, a “Supplemental Approved DIP Budget” and together with the Initial DIP Budget, the “DIP Budget”); provided that until such time as the DIP Agent approves any updated budget, the Borrower shall be subject to and be governed by the terms of the Initial DIP Budget or such Supplemental Approved DIP Budget, as applicable, then in effect in accordance with the DIP Order.

The Borrower shall provide to the DIP Agent a budget variance report (the “Budget Variance Report”) on the Friday of every other week during the DIP Budget Period, and the DIP Budget Variance Report shall set forth in reasonable detail actual receipts and disbursements of Borrower, together with a statement certifying compliance with the DIP Budget Covenant (as defined below) set forth below. The Borrower shall not permit or suffer to exist, a negative variance of 15% or more of total aggregate Operating Disbursements and Non-Operating Disbursements (as reflected in the DIP Budget) in the aggregate from the amounts set forth in the DIP Budget (each, a “Permitted Variance”), tested on a cumulative rolling two (2) week basis (the “DIP Budget Covenant”).

The DIP Agent shall have no obligation to permit the use of proceeds of DIP Loans or cash collateral, and the Borrower shall have no authority to use proceeds of DIP Loans or cash collateral, other than in accordance with the DIP Budget, subject to the DIP Budget Covenant and as set forth in the DIP Order.

Affirmative Covenants:

The DIP Loan Documents will contain customary and appropriate affirmative covenants for debtor in possession financings of this type, and as otherwise determined by the DIP Lenders to be necessary and appropriate for this particular transaction, including, without limitation, the following which apply pursuant to this DIP Term Sheet:

The Borrower shall and shall cause each of its subsidiaries to, at all times, (a) comply with the DIP Order and each other order entered by the Bankruptcy Court in the Bankruptcy Case and all applicable laws, rules and regulations, (b) comply with the DIP Budget Covenant, (c) provide access to the DIP Agent and DIP Lenders to the Borrower’s financial advisors, management team and books and records and other information (including historical information), in all cases, including with respect to strategic planning, cash, and liquidity management, and operational and restructuring activities (subject to customary exceptions), (d) operate in the ordinary course of business, and (e) absent emergent circumstances, deliver all pleadings, motions and other documents filed with the Bankruptcy Court on behalf of the Borrower to the DIP Agent at least two (2) days prior to filing such pleadings, motions or other documents with the Bankruptcy Court.

Negative Covenants:

The DIP Loan Documents will contain customary and appropriate negative covenants for debtor in possession financings of this type, and as otherwise determined by the DIP Lenders to be necessary and appropriate for this particular transaction, including, without limitation, the following which apply pursuant to this DIP Term Sheet:

The Borrower shall at all times not do, not cause to be done, and agree not to do or cause to be done any of the following: (a) create, incur, assume or permit to exist any indebtedness, other than the DIP Facility and the Prepetition Secured Obligations; (b) purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a wholly owned subsidiary immediately prior to such merger, consolidation or amalgamation) any equity interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to or guarantees of the obligations of, or make or permit to exist any investment or any other interest in any other person other than the subsidiaries of the Borrower as of the Petition Date; (c) merge into, or consolidate or amalgamate with, any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, license, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets, or issue, sell, transfer or otherwise dispose of any equity interests of the Borrower or any subsidiary of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any other person, other than (i) asset sales approved by an order of the Bankruptcy Court that is in form and substance acceptable to the DIP Lenders in their sole discretion or is otherwise in accordance with the DIP Budget, (ii) any disposition which would indefeasibly satisfy the DIP Facility Obligations in full in cash, (iii) asset sales in the ordinary course of business and consistent with past practice and (iv) dispositions of obsolete, worn out, used or surplus property in the ordinary course of business and consistent with past practice; (d) incur or make any Restricted Payment (as defined below), investment, loan or other payment without the prior written consent of the DIP Lenders, other than as expressly contemplated under the DIP Budget; (e) modify or alter (i) in any material manner the nature and type of its business or the manner in which such business is conducted or (ii) its organizational documents, except as required by the Bankruptcy Code or a plan of reorganization consistent with the Restructuring Support Agreement and otherwise acceptable to the DIP Lenders, or in a manner that is not materially adverse to the interests of the DIP Lenders without the prior written consent of the DIP Lenders; (f) absent prior written consent of the DIP Lenders assume or reject any executory contract or unexpired lease; (g) file or propose any plan of reorganization that is inconsistent with the Restructuring Support Agreement; (h) engage in any activities that would result in the Borrower becoming an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940; or (i) transfer any cash or cash equivalents that constitute DIP Collateral to a subsidiary of the Borrower without the prior written approval of the DIP Lenders (other than as expressly contemplated under the DIP Budget.

The Borrower shall and, shall cause each of its subsidiaries to, at all times not do, not cause to be done, and agree not to do or cause to be done any of the following: (1) other than liens securing the DIP Facility and the Prepetition Secured Obligations or liens existing prior to the Petition Date, create, incur, assume or suffer to exist any lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except the Carve-Out; or (2) sell or transfer any property or assets, or purchase or acquire any property or assets, other than in the ordinary course of business and consistent with past practice or with the written consent of the DIP Agent.

As used in this DIP Term Sheet, “Restricted Payment” means, with respect to any person, (a) the declaration or payment of any dividend (whether in cash, securities or other property or assets) or (b) any other distribution (by reduction of capital or otherwise), in each case directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its equity interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its equity interests or set aside any amount for any such purpose.

Events of Default:

Each of the following shall be an event of default (each an “Event of Default”) under the DIP Loan Documents, including under this DIP Term Sheet:

(i)         there is a material breach under the Restructuring Support Agreement dated February 25, 2024 among Charge and Arena (each as defined therein) (the “Restructuring Support Agreement”) or the Restructuring Support Agreement terminates;

(ii)         the Borrower’s failure to timely meet any Milestone (as defined below) unless extended in writing by the DIP Lenders, which extension may be granted via email by counsel to the DIP Lenders;

(iii)         the Borrower’s noncompliance with the DIP Budget or the DIP Budget Covenant which is not curable or, solely if curable, not cured within two (2) business days;

(iv)         the entry of an order: (a) appointing a trustee, receiver or examiner with expanded powers, including to manage the Borrower’s business, (b) dismissing the Borrower’s Bankruptcy Case, (c) converting the Borrowers’ Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, or (d) terminating or reducing the Borrower’s exclusivity period under section 1121 of the Bankruptcy Code for any reason whatsoever, or the expiration of such period without extension;

(v)         the granting of relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed against any assets of the Borrower in excess of $100,000, in the aggregate;

(vi)         the filing of a motion by the Borrower, without written consent of the DIP Lenders, to incur debt secured by a lien with priority equal to, or superior to, the DIP Liens, the Prepetition Liens or the Adequate Protection Liens, or any of them, or which is given superpriority administrative expense status under section 364(c) of the Bankruptcy Code, unless such motion provides for the proceeds of such debt to be used for the indefeasible payment in full in cash of the DIP Loans, the Prepetition Secured Obligations, the Adequate Protection Amount, and any and all other amounts due to the DIP Lenders and the Prepetition Secured Parties;

(vii)         entry of an order granting any lien or superpriority claim with the priority set forth immediately above;

(viii)         the filing of a motion by the Borrower to use cash collateral of the DIP Lenders or the Prepetition Secured Parties under section 363(c) of the Bankruptcy Code or any equivalent provision of relevant applicable law without prior written consent of the DIP Lenders and the Prepetition Secured Parties;

(ix)         the Borrower shall (a) challenge or contest the validity or enforceability of the DIP Orders or deny that it has further liability thereunder, (b) challenge or contest the nature, extent, amount, enforceability, validity, priority or perfection of the obligations under the DIP Facility, the DIP Liens, the DIP superpriority claims, the Adequate Protection Liens, Adequate Protection Amount, the Adequate Protection Superpriority Claims, the Prepetition Secured Obligations, or the Prepetition Liens, (c) assert any claim, defense or cause of action that seeks to avoid, recharacterize, subordinate (whether equitable subordination or otherwise), disgorge, disallow, impair or offset all or any portion of the obligations under the DIP Facility, the DIP Liens, the DIP superpriority claims, the Adequate Protection Liens, Adequate Protection Amount, the Adequate Protection Superpriority Claims, the Prepetition Secured Obligations, or the Prepetition Liens, (d) investigate, join or file any motion, application or other pleading in support of, or publicly support any other entity that has asserted any of the claims, challenges or other requested relief contemplated in clauses –a) - (c) above.

(x)         entry of an order staying, reversing, vacating, or otherwise modifying the DIP Facility or the DIP Orders in any manner not consented to in writing by the DIP Lenders;

(xi)         the filing by the Borrower of any motion or a pleading seeking to stay, reverse, amend, vacate, or modify any of the provisions of the Interim DIP Order other than in connection with a Final DIP Order consented to by the DIP Lenders;

(xii)         the allowance of any claim or claims under section 506(c) of the Bankruptcy Code or otherwise against or in relation to any DIP Lender or the DIP Collateral;

(xiii)         cessation of liens or superpriority claims granted in the DIP Orders to be valid, perfected and enforceable in all respects with the priority described herein; and

(xiv)         the filing of any motion or other pleading by the Borrower seeking, supporting, or otherwise consenting to, entry of any of the orders described above, or the Borrower’s failure to timely contest any such motion or pleading filed by another party, including but not limited to the filing by the Borrower of, or any motion or other pleading in support of, a plan of reorganization other than the Plan of Reorganization (as defined in the RSA).

Representations and Warranties:

All representations and warranties contained in the Notes (as defined below) and made by, or applicable to, the Debtor and its subsidiaries, are hereby incorporated herein by reference, mutatis mutandis, as of the date of this DIP Term Sheet, except to the extent such representations and warranties and negative covenants are violated as a result of the Debtor filing the Bankruptcy Case or existed prior to the Petition Date. In addition, on each Funding Date, the Borrower represents and warrants that it is in valid existence, has the requisite power, is due authorized, there is no conflict with the Interim DIP Order or the Final DIP Order (as applicable) or applicable law, governmental consent, enforceability of DIP Loan Documents, accuracy of financial statements, and all other non-forward looking information provided, compliance with law, absence of “Material Adverse Change” (other than arising from specified known events), no default under the DIP Loan Documents, taxes, subsidiaries, is in compliance with ERISA and pension and benefit plans, good and marketable title and ownership of properties and necessary rights to intellectual property, insurance, inapplicability of Investment Company Act, compliance with OFAC, money laundering laws, PATRIOT Act and other anti-terrorism laws and anti-corruption laws, continued accuracy of representations and continued effectiveness of the applicable DIP Order and each other order of the Bankruptcy Court with respect to the DIP Facility.

Remedies:

In addition to other customary terms and remedies, and to such other rights and remedies as are available to the DIP Agent and DIP Lenders at law or at equity, subject to the Carve-Out, upon the occurrence and during the continuance of an Event of Default, the DIP Agent, in its sole and absolute discretion may immediately (w) deliver a notice of an Event of Default; (x) terminate any pending DIP Loans and use of Cash Collateral; (y) sweep all cash in any controlled accounts, and (z) terminate the DIP Facility and all commitments thereunder.

In the case of the enforcement of liens and other remedies with respect to the DIP Collateral and subject to the Carve-Out, the terms and conditions set forth in the DIP Orders will be customary and otherwise acceptable to the DIP Lenders in their sole discretion, and shall provide for the automatic stay to be modified to permit the DIP Agent and the DIP Lenders (in the case of any exercise of remedies upon the occurrence of an Event of Default, upon five (5) calendar days’ written notice to counsel to the Debtors (the “Termination Notice”) by the DIP Agent of the occurrence of an Event of Default (such 5-calendar day period, the “Default Notice Period”)), to exercise all remedies under the DIP Orders, the other DIP Loan Documents and applicable law, including, without limitation, to (x) set-off any and all amounts in accounts maintained by the Debtors with the DIP Agent or the DIP Lenders against the DIP Obligations, (y) to otherwise enforce any and all rights against the DIP Collateral in the possession of any of the applicable DIP Lenders, including, without limitation, disposition of the DIP Collateral solely for application towards the DIP Obligations; and (z) take any other actions or exercise any other rights or remedies permitted under the DIP Orders, the DIP Loan Documents or applicable law to effect the repayment of the DIP Obligations; provided that during the Default Notice Period, the Debtor shall be permitted solely to continue to use drawn proceeds of the DIP Facility and any cash collateral subject to the consent of the DIP Lenders for any critical business-related expenses necessary to operate the Debtors’ business and preserve the DIP Collateral as determined by the Debtor in its reasonable discretion and in good faith; and provided, further, that the only basis on which the Debtor, a committee (if any) or any other party-in-interest shall have the right to contest a Termination Notice shall be with respect to the validity of the Event of Default giving rise to such Termination Notice (i.e., whether or not such Event of Default has occurred or not).

Upon payment in full of the DIP Obligations, the foregoing enforcement rights may be exercised by the Prepetition Secured Parties.

Milestones:

The DIP Orders shall require the Borrowers to comply with the following milestones (collectively, the “Milestones”):

(i)         On or before the date that is three (3) business days after the Petition Date, the Interim DIP Order authorizing and approving on an interim basis the DIP Facility and the transactions contemplated thereby, in form and substance consistent with this DIP Term Sheet, shall have been entered by the Bankruptcy Court;

(ii)         The Debtor shall have filed its Plan of Reorganization which shall be in form and substance consistent with the RSA and otherwise acceptable to the DIP Lenders (the “Plan”) and the related disclosure statement (the “Disclosure Statement”) on the Petition Date;

(iii)         On or before the date that is thirty (30) days after the Petition Date, the Final DIP Order authorizing and approving the DIP Facility and the transactions contemplated thereby, in form and substance consistent with this DIP Term Sheet and approved by the DIP Lenders in their sole discretion, shall have been entered by the Bankruptcy Court;

(iv)         The Bankruptcy Court shall have entered an order scheduling a combined Disclosure Statement and Plan confirmation hearing within three (3) business days of the Petition Date;

(v)         The Bankruptcy Court shall have entered an order confirming the Plan (the “Confirmation Order”) on or before forty-eight (48) days of the Petition Date; and

(vi)         The Plan shall be consummated and have gone effective on or before May 5, 2024 (the “Outside Effective Date”).

Costs and Expenses:

The Borrower shall pay in cash in full (x) on the Funding Date and (y) thereafter, from time to time, all reasonable and documented out of pocket fees, costs and expenses of the DIP Agent and the DIP Lenders (including, without limitation, fees and disbursements of counsel, including White & Case LLP and local counsel, and financial and accounting advisors) in connection with the Bankruptcy Case, including, without limitation (i) the negotiation, preparation, execution and entry, as applicable, of the Restructuring Support Agreement, Plan Term Sheet and this DIP Term Sheet, (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by DIP Agent, the Borrower or any other person) in any way relating to the Restructuring Support Agreement, Plan Term Sheet, or this DIP Term Sheet, and (iii) the enforcement of any rights and remedies under the DIP Loan Documents, including, without limitation, any accrued and unpaid fees, costs and expenses of the DIP Agent and the DIP Lenders (including, without limitation, any fees and disbursements of counsel and any other advisors to the DIP Agent and to the DIP Lenders) prior to the Petition Date.

Indemnification; Expenses:

The Borrower shall be obligated to indemnify and hold harmless the DIP Agent, the DIP Lenders and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys, and representatives (collectively, the “Related Parties”) from and against all losses, claims, liabilities, damages, and expenses (including out-of-pocket fees and disbursements of counsels) in connection with any investigation, litigation, or proceeding, or the preparation of any defense with respect thereto, arising out of or relating to the DIP Facility, the DIP Loan Documents or the transactions contemplated in this DIP Term Sheet; provided that, notwithstanding the foregoing, such indemnity shall not, as to any indemnitee, be available to the extent that such losses, damages, claims, liabilities and expenses resulted solely from the gross negligence or willful misconduct of such indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction. The Borrower Loan Parties shall be obligated to pay or reimburse the DIP Agent, the DIP Lenders and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys, and representatives incurred in connection with (i) the preparation, negotiation and execution of this DIP Term Sheet and the other DIP Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including out-of-pocket fees and disbursements of counsels) and (ii) the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this DIP Term Sheet or the other DIP Loan Documents (including out-of-pocket fees and disbursements of counsels).

To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the DIP Agent, the DIP Lenders and their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this DIP Term Sheet, any other DIP Loan Document or any agreement or instrument contemplated hereby or thereby.

The provisions of this section entitled “Indemnity; Expenses” shall survive the resignation or replacement of the DIP Agent, the termination of the DIP Loan Documents, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any DIP Loan Document.

Credit Bidding

For the avoidance of doubt, the Prepetition Secured Parties will have the rights to credit bid up to the full amount of the Prepetition Lender Claims (as defined herein). The DIP Agent, upon the instruction of the DIP Lenders, shall have the right and authority to credit bid up to the full amount of the DIP Obligations.

Assignments and Participations:

The Borrower shall not sell, assign or transfer any interest in the DIP Facility, or any of the obligations thereunder, or any portion thereof, including the Borrower’ rights, title, interests, remedies, powers, and duties hereunder or thereunder, without the DIP Agent’s prior written consent.

The DIP Lenders shall be free to sell, assign or transfer any interest in the DIP Facility or any of the obligations thereunder, or any portion thereof, and to syndicate the DIP Loans (or any portion thereof), to any person or persons selected by DIP Lenders in their sole discretion. Subject to the foregoing, the DIP Order shall be binding upon and inure to the benefit of the successors and permitted assigns of the Borrower and the DIP Agent and DIP Lenders.

Prepetition Secured Parties:

AI Amped I, LLC (“AI Amped I”) and AI Amped II, LLC (“AI Amped II,” together with AI Amped I, the “Prepetition Secured Parties”), which hold claims against the Debtor under certain Securities Purchase Agreements, certain Convertible and Non-Convertible Promissory Notes (collectively, with the Securities Purchase Agreements, the “Notes”), and that certain Exchange Agreement collectively referred to herein as the “Prepetition Lender Claims.”

Prepetition Secured Obligations:

The Debtor stipulates that the Prepetition Lender Claims are not less than $51M in aggregate principal amount and are secured by a security interest in and first priority liens (the “Prepetition Liens”) on substantially all assets of Borrower (the “Prepetition Collateral”) pursuant to that certain Security Agreement dated as of December 17, 2021 (as amended, modified, and supplemented from time to time, the “Security Agreement”) to secure the prompt payment, performance, and discharge in full of all of the Borrower’s obligations under the Notes (the “Prepetition Secured Obligations”).

Cash Collateral of the Prepetition Secured Parties:

All of the Borrower’s cash and cash equivalents as of the Petition Date, wherever located, including cash held in deposit accounts, whether as original collateral or proceeds of other Prepetition Collateral or DIP Collateral, constitutes Cash Collateral (as defined below) and is Prepetition Collateral of the Prepetition Secured Parties. “Cash Collateral” shall mean and include all “cash collateral,” as defined in section 363(a) of the Bankruptcy Code, in or on which the Prepetition Secured Parties have a lien, security interest or other interest.

Use of Cash Collateral:

Subject to the terms and conditions of the DIP Orders and this DIP Term Sheet, the Borrower will be authorized to use Cash Collateral in accordance with the DIP Budget for the period (the “Specified Period”) from the Petition Date through the date which is the earliest to occur of (a) the expiration of the Default Notice Period (subject to the terms and conditions set forth herein and in the DIP Orders) and (b) the date that is thirty (30) days after the Petition Date if the Bankruptcy Court has not entered the Final DIP Order on or before such date (unless such date is extended with the written consent of the Prepetition Secured Parties).

Subject to the provisions of the DIP Orders, and in accordance with the DIP Budget, Cash Collateral may be used during the Specified Period by the Borrower to: (a) finance their working capital needs and for any other general corporate purposes; and (b) pay related transaction costs, fees, liabilities and expenses (including all professional fees and expenses) and other administration costs incurred in connection with and for the benefit of the Bankruptcy Case.

No portion of the Cash Collateral, the proceeds of the DIP Facility, the Collateral, or the Carve-Out may be used:

(i)         for any purpose that is prohibited under the Bankruptcy Code or the DIP Order;

(ii)         unless expressly provided for in the DIP Budget, to make any payment or distribution, directly or indirectly, to any insider of the Debtor;

(iii)         to make any payment, advance, intercompany advance, or any other remittance or transfer whatsoever (including any intercompany loans and investments (including to and in foreign subsidiaries)) that is not in accordance with the express terms of the DIP Budget; and

(iv)         to finance or reimburse for expenses incurred or to be incurred, in both instances, directly or directly and in any way: (i) any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of any or all of the DIP Agent, the DIP Lenders, the Prepetition Agents/Trustees, the Prepetition Secured Parties, or their respective rights and remedies under the DIP Facility, the Interim DIP Order, or the DIP Order or (ii) any other action, which with the giving of notice or passing of time, would result in an event of default under the DIP Facility.

Adequate Protection:

Pursuant to sections 361, 362, 363(c)(2), 363(e), 364(d) and 507 of the Bankruptcy Code, the Prepetition Secured Parties are entitled to adequate protection of their interests in the Prepetition Collateral, including the Cash Collateral, in an amount equal to the aggregate diminution in the value of the Prepetition Secured Parties’ interests in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, if any, for any reason provided for under the Bankruptcy Code, including, without limitation, as a result of the use of Prepetition Collateral, including Cash Collateral, the priming of their interests in Prepetition Collateral by the DIP Facility, and the imposition of the automatic stay (such diminution in value, the “Adequate Protection Amount”). As adequate protection for the Adequate Protection Amount, and solely to the extent of same, the Prepetition Secured Parties will be granted in the DIP Orders the following:

(i)         Adequate Protection Liens. Pursuant to sections 361, 363(e), and 364(d) of the Bankruptcy Code, effective as of the Petition Date and perfected without the need for execution by the Borrower or the recordation or other filing by the Prepetition Secured Parties of security agreements, control agreements, pledge agreements, financing statements, or other similar documents, or the possession or control by the Prepetition Secured Parties of any DIP Collateral, the Prepetition Secured Parties, solely to the extent of the Adequate Protection Amount, shall be granted valid, binding, continuing, enforceable, fully perfected, first priority senior replacement liens on and security interests in (collectively, the “Adequate Protection Liens”) all DIP Collateral.

(ii)         The Adequate Protection Liens shall be junior only to the DIP Liens, the Carve-Out and any Permitted Encumbrance. The Adequate Protection Liens shall otherwise be senior to all other security interests in, liens on, or claims against the DIP Collateral. The Adequate Protection Liens shall be nonavoidable and shall not be subject to sections 510, 549, 550, or 551 of the Bankruptcy Code. The Adequate Protection Liens shall be enforceable against and binding upon the Borrower, its estate and any successors thereto, including, without limitation, any trustee or other estate representative appointed in the Borrower’s Bankruptcy Case, or any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Borrower’s Bankruptcy Case, or in any other proceedings superseding or related to any of the foregoing (each, a “Successor Case”).

(iii)         Adequate Protection Superpriority Claims. The Adequate Protection Amount due to the Prepetition Secured Parties shall constitute allowed superpriority administrative expense claims against the Borrower and its estate, as provided in section 507(b) of the Bankruptcy Code, with priority in payment over any and all claims and administrative expense claims (except amounts due under the DIP Facility and the Carve-Out) against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 552(b), 726, 1113, 1114 and any other provision of the Bankruptcy Code, and shall at all times be senior to the rights of the Borrower and any successor trustee or creditor in the Bankruptcy Case or any Successor Case (the “Adequate Protection Superpriority Claims”).

(iv)         Adequate Protection Payments. The Borrower shall pay to the Prepetition Secured Parties all postpetition interest at the default rate, fees, and costs due, or that become due, under the Prepetition Documents, as and when such amounts become due under the terms of the Prepetition Documents.

(v)         Prepetition Secured Parties’ Fees and Expenses. The Borrowers shall pay the reasonable and documented prepetition and postpetition fees and disbursements of legal counsel and advisors to the Prepetition Secured Parties.

(vi)         Reporting and Information. To include, at a minimum, the reporting described above in “Financial Reporting Requirements” and “Other Reporting Requirements”.

Stipulations; Waivers:

The DIP Orders shall:

(i)         include customary stipulations with respect to the Prepetition Obligations and Prepetition Liens;

(ii)         include customary releases in favor of the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders, and their related parties;

(iii)         provide that nothing in the DIP Order or in the Plan shall prejudice, waive, or affect in any way Arena’s claims as against the PTGi Guarantors;

(iv)         subject to the entry of the Final DIP Order, provide that in no event shall the DIP Agent, the DIP Lenders or the Prepetition Secured Parties be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral or Prepetition Collateral, and all proceeds shall be received and applied pursuant to the Final DIP Order and the DIP Loan Documents notwithstanding any other agreement or provision to the contrary; and

(v)         subject to the entry of the Final DIP Order, the Debtor (on behalf of itself and its estate) shall waive, and shall not assert in the Bankruptcy Case or any Successor Case, (a) any surcharge claim under sections 105(a) and/or 506(c) of the Bankruptcy Code or otherwise for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP Agent, the DIP Lenders, or the Prepetition Secured Parties, upon the DIP Collateral or the Prepetition Collateral, and (b) the DIP Agent, the DIP Lenders, and the Prepetition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Agent, the DIP Lenders, and the Prepetition Secured Parties with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral or DIP Collateral.

Governing Law and Submission to Jurisdiction:

New York law except as governed by the Bankruptcy Code. Non-exclusive jurisdiction of the Bankruptcy Court, including with respect to the exercise of remedies by the DIP Agent and DIP Lenders and preservation of the DIP Collateral’s value.

CHARGE ENTERPRISES, INC. By: ______________________________ Name: ____________________________ Title: _____________________________	AI AMPED I, LLC By: ______________________________ Name: ____________________________ Title: _____________________________

EXHIBIT 2

DIP BUDGET